UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☒	Definitive Information Statement

A.G. Volney Center, Inc.
(Name of the Registrant as Specified in its Charter)

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Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION STATEMENT

May 12, 2010

A.G. VOLNEY CENTER, INC.

GENERAL

This Information Statement is first being mailed on or about May 17, 2010 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), and Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), of A.G. Volney Center, Inc., a Delaware corporation (the “Company” or “AG Volney”), as of the close of business on May 5, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated April 28, 2010 (the “Written Consent”), of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock and Series A Preferred Stock of the Company, voting together as a single class on an as-converted to Common Stock basis, as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to A.G. Volney Center, Inc.

The Written Consent authorized an amendment to our Certificate of Incorporation (the “Amendment”), which amends our current Certificate of Incorporation to:

●	to change our name to “Buddha Steel, Inc.”; and

●	to authorize the board of directors to effect a one for one hundred eighty-six (1:186) reverse stock split of the outstanding shares of common stock.

A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.

These corporate actions will become effective on the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of Delaware which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Hongzhong Li
Hongzhong Li
Chief Executive Officer

Date: May 12, 2010

Introduction

On April 28, 2010, the Company entered into a Share Exchange Agreement with Gold Promise Group (Hong Kong) Co., Limited, or “Gold Promise,” the shareholders of Gold Promise, Joseph C. Passalaqua, Carl E. Worboys and Dachang Hui Autonomous County Baosheng Steel Products  Co., Ltd., or “Buddha,” a People’s Republic of China limited company.

•	Pursuant to the Share Exchange Agreement, the Company acquired all of the outstanding shares of Gold Promise from its shareholders.
•
In exchange, we issued to the former Gold Promise shareholders 10,000 shares of our Series A Preferred stock, which constituted 98.75% of our issued and outstanding capital stock on an as-converted to common stock basis.

Therefore, Gold Promise became a wholly-owned subsidiary of the Company. The share exchange resulted in a change in control of the Company.

Additional information concerning the transactions relating to the reverse acquisition, the related transactions and the current operating business of the Company  is set forth under the heading of "Share Exchange and Acquisition of Buddha" in this Information Statement. We urge you to read this Information Statement in its entirety.

Change in Control

On April 28, 2010, David F. Stever, our President, CEO, CFO and a director, and Samantha M. Ford, our Secretary and a director, each submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their positions as our directors that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on April 28, 2010 increased the size of the Board of Directors to three directors and appointed Hongzhong Li (Chairman), Zhenqi Chen and Xianmin Meng to fill the vacancies created by such resignations and increase in the size of the Board, which appointments will become effective upon the effectiveness of the resignations of David F. Stever and Samantha M. Ford on the tenth day following the mailing by us of the Information Statement to our stockholders.

On April 28, 2010, we filed an Information Statement on Schedule 14F with the SEC relating to a potential change in control of our board of directors containing the information required under Rule 14f-1 of the Exchange Act.

Approval of Amendment of Certificate of Incorporation

On April 28, 2010, Crowning Elite Limited, or “Crowning Elite,” being the record holder of 6,644 shares of our Series A Convertible Preferred Stock, constituting 65.6% of the voting power of our issued and outstanding shares of our Common Stock and Series A Preferred Stock, voting together as a single class, consented in writing to the Amendment.  The Written Consent authorized an amendment to our Certificate of Incorporation to:

●	to change our name to Buddha Steel, Inc.; and

●	to authorize the board of directors to effect a one for one hundred eighty-six (1:186) reverse stock split of the outstanding shares of common stock.

A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.  These corporate actions will become effective on the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of Delaware which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class.  Each Stockholder is entitled to one vote per share of Common Stock and 183,675 votes per share of Series A Preferred Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 23,250,027 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share and 10,000 shares of Series A Preferred Stock with the holders thereof being entitled to cast 183,675 votes per share.

On April 28, 2010, our Board of Directors unanimously adopted resolutions approving the Amendment and recommended that our stockholders approve the Amendment substantially as set forth in Appendix A.  In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Buddha Steel, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our business operations as described under the heading of "Share Exchange and Acquisition of Buddha" in this Information Statement.

The reverse stock split (the “Reverse Stock Split”) will reduce the number of issued and outstanding shares of our Common Stock outstanding prior to the split and decrease the total number of issued and outstanding shares of our Common Stock subsequent to the split by triggering the automatic conversion of our Series A Preferred Stock into 9,875,001 shares of Common Stock.  The Reverse Stock Split has been implemented to facilitate the automatic conversion of our Series A Preferred Stock and provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

CONSENTING STOCKHOLDERS

On April 28, 2010, Crowning Elite Limited, being the record holder of 6,644 shares of our Series A Preferred Stock, constituting 65.6% of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock, voting together as a single class, consented in writing to the Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the majority stockholder were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Delaware General Corporation Law, file the Amendment with the Delaware Secretary of State’s Office.  The Amendment will become effective upon such filing (the “Effective Date”) and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share.  Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and our controlled affiliate and other holdings and investments. In addition, our operating subsidiary and our controlled affiliate in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

As April 28, 2010, we had a total of 23,250,027 shares of common stock outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.  Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

Series A Convertible Preferred Stock

In accordance with our Certificate of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 10,000 shares of our Series A Preferred Stock.  The Certificate of Designation was filed on April 27, 2010.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 987.5 shares of common stock immediately subsequent to the effectiveness of a planned 1-for-186 reverse split of our outstanding common stock, which will become effective on the Effective Date (the “Reverse Stock Split”).  Upon the Reverse Stock Split the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,875,001 shares of common stock, which will constitute 98.75% of the outstanding common stock of A.G. Volney Center, Inc. subsequent to the Reverse Stock Split.

Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-186 reverse split (to retroactively take into account the Reverse Stock Split).

The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.  Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

Following the effectiveness of the Reverse Stock Split and conversion of Series A Preferred Stock into common stock, there will be approximately 10,000,000 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.
 At the close of business on the Record Date, we had 23,250,027 shares of Common Stock and 10,000 shares of Series A Preferred Stock issued and outstanding.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

On April 28, 2010, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation, which amends our current Certificate of Incorporation to (i) change our name to “Buddha Steel, Inc.” to more accurately reflect our business operations, and (ii) effect a 1-for-186 reverse stock split of our issued and outstanding Common Stock.  The majority shareholder Crowning Elite Limited approved the Amendment pursuant to a Written Consent dated as of April 28, 2010. The substantive text of the proposed Amendment is attached hereto as Appendix A .

The Reverse Stock Split provision in the Amendment has been adopted to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions, and to facilitate the conversion of our Series A Preferred Stock contemplated in the Share Exchange, which is generally described in the following paragraphs.

On April 28, 2010, we completed a reverse acquisition transaction through a share exchange with Gold Promise and its shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Gold Promise in exchange for 10,000 shares of our Series A Preferred Stock, which constituted 98.75% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Gold Promise became our wholly-owned subsidiary and the former shareholders of Gold Promise became our controlling stockholders.  The Share Exchange with Gold Promise’s shareholders was treated as a reverse acquisition, with Gold Promise as the acquirer and A.G. Volney Center, Inc. as the acquired party.

Immediately following closing of the reverse acquisition of Gold Promise, certain shareholders transferred 128 of the 10,000 shares of Series A Preferred Stock issued to them under the Share Exchange to certain persons who provided services to Gold Promise’s subsidiary and controlled affiliate.
Additional information regarding the Share Exchange is contained under the heading of "Share Exchange and Acquisition of Buddha" in this Information Statement.

1. Name Change

Our current Certificate of Incorporation states that the name of the Company is “A.G. Volney Center, Inc.”

Our Board of Directors unanimously approved, subject to stockholder approval, the Amendment to change our name from “A.G. Volney Center, Inc.” to “Buddha Steel, Inc.”

Stockholder approval for the Amendment changing our name was obtained by Written Consent of stockholders holding at least a majority of the voting power of our issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class, as of the Record Date. The Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Purposes for Name Change

Following the change of control of our Company and reverse acquisition of Gold Promise effected by the Share Exchange, our Board of Directors has determined that the change of our name to “Buddha Steel, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described under the heading of "Share Exchange and Acquisition of Buddha" in this Information Statement.

2. Adoption of 1-for-186 Reverse Stock Split

Our Board of Directors unanimously approved, subject to Stockholder approval, the 1-for-186 Reverse Stock Split of our issued and outstanding Common Stock, which will be effectuated in conjunction with the adoption of the Amendment. The majority shareholder Crowning Elite Limited also approved this action in the Written Consent.

The Reverse Stock Split will reduce the number of issued and outstanding shares of our Common Stock outstanding prior to the split. The Reverse Stock Split will trigger the automatic conversion of our Series A Preferred Stock into 9,875,001 shares of Common Stock. The Reverse Stock Split will become effective on the Effective Date which occurs when the Amendment is filed with the Secretary of State of the State of Delaware following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act. We currently have no plans, agreements, proposals, arrangements, or understandings for the issuance of additional shares of Common Stock for any purpose, including future acquisitions or financing transactions. We may consider issuing additional shares in the future, but at this time we have no definite plans in this regard.

On the Effective Date, 186 shares of Common Stock will automatically be combined and changed into one share of Common Stock. The table below sets forth, as of the Record Date and as of the Effective Date, the following information both before and after the proposed Reverse Stock Split and assumes the conversion of all shares of Series A Preferred Stock into shares of Common Stock at the applicable conversion ratios:

•	the number of issued and outstanding shares of Common Stock and the number of shares of Common Stock into which the Series A Preferred Stock can be converted;

•	the number of shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock, or otherwise; and

•	the number of authorized but unissued and unreserved shares of Common Stock.

	Capital Structure prior to conversion of issued and outstanding Series A Preferred Stock on Pre-Reverse Split Basis	Capital Structure after the Reverse Split and automatic conversion of Series A Preferred Stock
	(As of Record Date)	(On Effective Date)

Issued and outstanding Common Stock	23,250,027	10,000,000

Issued and outstanding Series A Preferred Stock	10,000	-0-

Common Stock reserved for issuance upon conversion of Series A Preferred Stock	9,875,001	-0-

Authorized but unissued and unreserved Common Stock	66,874,972	90,000,000

Purposes for Reverse Stock Split and Effects on Common Stock

As shown in the table above, the Reverse Stock Split will trigger the automatic conversion of our Series A Preferred Stock into 9,875,001 shares of the Company’s Common Stock and decrease the total number of issued and outstanding shares of our Common Stock.  The pre-split holders of our common stock will hold 125,000 shares of common stock subsequent to the Reverse Stock Split.  The Reverse Stock Split has been implemented to facilitate the automatic conversion of our Series A Preferred Stock and provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

Unless the Reverse Stock Split is effected, the Company’s capital structure will continue to include a supermajority voting class of preferred stock and our Board of Directors believes that it is in the best interest of the Company to solely have common stock outstanding at this time to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

On the Effective Date, 186 shares of Common Stock will automatically be combined and changed into one share of Common Stock. No additional action on our part or any stockholder will be required in order to effect the Reverse Stock Split.

No fractional shares of post-Reverse Stock Split Common Stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of post-Reverse Stock Split Common Stock, will, if they hold a fractional share, receive a full share of our Common Stock.

We will obtain a new CUSIP number for our Common Stock at the time of the Reverse Stock Split. Following the effectiveness of the Reverse Stock Split, every 186 shares of Common Stock presently outstanding, without any action on the part of the stockholder, will represent one share of Common Stock. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.

There are no arrears in dividends or defaults in principal or interest in respect to the securities which are to be exchanged.

Federal Income Tax Consequences of the Reverse Stock Split

The combination of 186 shares of pre-Reverse Stock Split Common Stock into one share of post-Reverse Stock Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Stock Split Common Stock will be transferred to the post-Reverse Stock Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the board of directors, nor the approval by the majority shareholders of the Reverse Stock Split or the name change provides stockholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under the Delaware General Corporation Law, the certificate of incorporation or the bylaws.

Potential Anti-takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The Reverse Stock Split could have an anti-takeover effect because the authorized shares are not being reduced by the reverse stock split, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult then if the authorized shares were also reduced by a reverse stock split. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  However, the Reverse Stock Split has been effected for the primary purpose of facilitating the conversion of the Series A Preferred Stock, as well as to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. Although the remainder of significant amounts of authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split proposal is not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our Common Stock or obtain control of the Company.

Other than this proposal, our Board of Directors does not currently contemplate the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Our Certificate of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Certificate of Incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.  In addition, our Board of Directors may issue, without further stockholder approval, up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series. Any Preferred Stock issued in the future may rank senior to our Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of Preferred Stock may have series voting rights. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of April 28, 2010, certain information with respect to the beneficial ownership of our common stock, by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. The table reflects the ownership of our equity securities by the foregoing parties before and after the 1 for 186 reverse stock split which will occur on the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware which filing will be made no earlier than 20 days after the date the Information Statement on Schedule 14C is first mailed to the our stockholders. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Dachang Hui Autonomous County Industrial Park, Hebei, 065300 People’s Republic of China.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of April 28, 2010 based upon (i) 23,250,027 shares of common stock outstanding prior to the Reverse Stock Split and 10,000,000 shares of common stock outstanding after the Reverse Stock Split and (ii) 10,000 shares of Series A Preferred Stock outstanding prior to the Reverse Stock Split and 0 shares of Series A Preferred Stock outstanding after the Reverse Stock Split.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership Prior to Reverse Stock Split		Amount and Nature of Beneficial Ownership After Reverse Stock Split	Percent Series A Preferred Stock Prior to Reverse Stock Split	Percent Series A Preferred Stock After Reverse Stock Split	Percent Common Stock Prior to Reverse Stock Split	Percent Common Stock After the Reverse Stock Split	Percent of Combined Voting Power of Common Stock and Series A Preferred Stock (1)

		Officers and Directors
Hongzhong Li	Chief Executive Officer, Chairman	Series A Convertible Preferred Stock	7,606	(2)	0	76.1%	0%	-	-	75.1%
		Common Stock	0		7,510,925	-	-	0	75.1%	-

David F. Stever 124 Lincoln Ave. S. Liverpool, NY 13088	Former CEO	Series A Convertible Preferred Stock	0		0	0%	0	-	-	*
		Common Stock	206,746		1,112	-	-	*	*	-

Zhenqi Chen	Director, CFO	Series A Convertible Preferred Stock	0		0	0	0	-	-	0%
		Common Stock	0		0	-	-	0%	0%	-

Xianmin Meng	Director	Series A Convertible Preferred Stock	0		0	0	0	-	-	0%
		Common Stock	0		0	-	-	0%	0%
										-

All officers and directors as a group (four persons named above)		Series A Convertible Preferred Stock	7,606		0	76.1%	0	-	-	75.1%
		Common Stock	206,746		7,512,037	-	-	*	75.1%	-

		5% Security Holders

Crowning Elite Limited (3)		Series A Convertible Preferred Stock	6,644		0	66.4%	0%	-	-	65.6%
		Common Stock	0		6,560,950	-	-	0	65.6%	-

William Luckman 360 Main Street PO Box 393 Washington, VA 22747		Series A Convertible Preferred Stock	696		0	7.0%	0%	-	-	6.9%
		Common Stock	0		687,300	-	-	0	6.9%	-

Joseph Meuse 360 Main Street PO Box 393 Washington, VA 22747		Series A Convertible Preferred Stock	696		0	7.0%	0%	-	-	6.9%
		Common Stock	0		687,300	-	-	0	6.9%	-

Meng Li (4)		Series A Convertible Preferred Stock	962		0	9.6%	0	-	-	9.5%
		Common Stock	0		949,975	-	-	0	9.5%	-

Yonghe Guo		Series A Convertible Preferred Stock	501		0	5.0%	0	-	-	4.9%
		Common Stock	0		494,738	-	-	0	4.9%	-

Shaochen Hu		Series A Convertible Preferred Stock	501		0	5.0%	0	-	-	4.9%
		Common Stock	0		494,738	-	-	0	4.9%	-

Joseph C. Passalaqua 106 Glenwood Dr. S. Liverpool, NY 13090		Series A Convertible Preferred Stock	0		0	0	0	-	-	*
		Common Stock	15,916,621		85,574	-	-	68.5%	*	-

Carl E. Worboys 118 Chatham Rd. Syracuse, NY 13203		Series A Convertible Preferred Stock	0		0	0	0	-	-	*
		Common Stock	2,583,168		13,888	-	-	11.1%	*	-

* Less than 1%
- N/A

(1) Common Stock shares have one vote per share.  Shares of Series A Convertible Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 987.5 shares of common stock upon the effectiveness of a planned 1-for-186 reverse split of our outstanding common stock.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock based on an assumed post 1-for-186 reverse split basis.

(2) 6,644 of such shares of Series A Convertible Preferred are owned by Crowning Elite Limited, a BVI limited company.  Hongzhong Li is the sole director of Crowning Elite Limited and also has an option to purchase 100% of the shares of Crowning Elite Limited, which option vests over three years.  962 of such shares of Series A Convertible Preferred are owned by Meng Li, who is the daughter of Hongzhong Li.

(3) Crowning Elite Limited, a BVI limited company, owns 6,644 shares of Series A Convertible Preferred.  Xi Chen, a Canadian passport holder, currently owns 100% of Crowning Elite Limited.  Hongzhong Li, our CEO, is the sole director of Crowning Elite Limited and also has an option to purchase 100% of the shares of Crowning Elite Limited, which option vests over three years.

(4) Meng Li is the daughter of Hongzhong Li, our CEO and beneficially controlling stockholder.

SHARE EXCHANGE AND ACQUISITION OF BUDDHA

On April 28, 2010, the Company entered into and closed a Share Exchange Agreement (the “Share Exchange Agreement”) with Gold Promise Group (Hong Kong) Co., Limited, or “Gold Promise,” a Hong Kong limited company, its shareholders (the “Gold Promise Shareholders”), Joseph C. Passalaqua, Carl E. Worboys and Gold Promise’s affiliate, Dachang Hui Autonomous County Baosheng Steel Products  Co., Ltd., a People’s Republic of China (“PRC”) limited company (“Buddha”).  Pursuant to the Share Exchange Agreement, we acquired 100% of the issued and outstanding capital stock of Gold Promise in exchange for 10,000 shares of our Series A Convertible Preferred Stock (Series A Preferred Stock), which constituted 98.75% of our issued and outstanding capital stock on an as-converted to common stock basis.  As a result of our acquisition of Gold Promise, we now own all of the issued and outstanding capital stock of Gold Promise, which in turn owns all of the outstanding capital stock of Hebei Anbang Investment Consultation Co., Ltd., a PRC limited company (“Hebei Consulting”).  In addition, we effectively and substantially control Buddha through a series of captive agreements with Hebei Consulting.

Contact Information

The Company is currently located at Dachang Hui Autonomous County Industrial Park, Hebei, 065300, People’s Republic of China. The Company’s phone number is +86 316 8864783.

Gold Promise’s principal executive office is located at Flat/Rm 2701, 27/F, Tesbury Centre, 28 Queen’s Rd East, Wanchai, HK.

Business Conducted

Prior to the Share Exchange, AG Volney was primarily in the business of purchasing and reselling clothing overruns and excess inventory and was in the development stage and had commenced only limited business operations, and was looking to find a suitable merger candidate and/or alternative financing.

Gold Promise was established in Hong Kong on January 8, 2010 to serve as an intermediate holding company.  Hebei Consulting was established in the PRC on April 2, 2010.  Buddha, our operating affiliate, was established in the PRC on September 9, 1999.

Buddha is a leading producer and vendor of high value-added, ultra-thin precision cold rolled steel products in China.  Buddha’s cold rolled steel is specially engineered and manufactured using state of the art machinery according to the highest quality standards, and our premium products are tailor-made to customers’ individual requirements.  Buddha’s steel is further processed by downstream manufacturers and incorporated into a wide variety of end products including automobiles, home appliances, packaging, and specialized construction materials among others.  Buddha’s production facilities occupy more than 47 acres and include 96 annealing furnaces and 17 lines: 13 cold-rolling mills, 1 tin-plate sheet mill, and 3 leveler stretchers.

Terms of the Transaction

A brief description of the transaction

On April 28, 2010, we completed a reverse acquisition transaction through a share exchange with Gold Promise and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Gold Promise in exchange for 10,000 shares of our Series A Preferred Stock which constituted 98.75% of our issued and outstanding capital stock on a as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Gold Promise became our wholly-owned subsidiary and the former shareholders of Gold Promise became our controlling stockholders.  The share exchange transaction with Gold Promise and the Shareholders, or Share Exchange, was treated as a reverse acquisition, with Gold Promise as the acquirer and A.G. Volney, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this statement to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Gold Promise and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Gold Promise was owned by the following persons in the indicated percentages: Crowning Elite Limited (a BVI company) (66.44%); Meng Li (9.62%); Yonghe Guo (5.01%); Shaochen Hu (5.01%); William H. Luckman (6.96%); and Joseph J. Meuse (6.96%).  Xi Chen, a Canadian passport holder, owns 100% of the capital stock of Crowning Elite Limited.  Hongzhong Li, our Chief Executive Officer and the majority shareholder and chairman of Buddha, is also the sole director of Crowning Elite Limited.

Hongzhong Li has entered into a call option agreement (the “Call Option Agreement”) with Xi Chen, a Canadian passport holder and the sole shareholder of Crowning Elite Limited, our principal shareholder after the reverse acquisition.  Under the Call Option Agreement, Mr. Li has the right to acquire up to 100% or the shares of Crowning Elite Limited for fixed consideration, with such option vesting over three years.  The Call Option Agreement also provides that Mr. Chen shall not dispose any of the shares of Crowning Elite Limited without Mr. Li’s consent.

Hongzhong Li has also entered into an entrustment agreement (“Entrustment Agreement”) with Xi Chen, the sole owner of Crowning Elite Limited, under which Mr. Li is authorized to exercise all shareholders’ and voting rights with respect to Crowning Elite Limited in accordance with its Memorandum and Articles of Association and the parameters of BVI law.  In addition, pursuant to the Entrustment Agreement, the Mr. Li has the right to operate and manage, and designate and appoint all of the directors and senior officers of, Crowning Elite Limited, and Xi Chen has agreed to waive all the voting and related rights associated with his shareholdings in Crowning Elite Limited and to procure the consent of Mr. Li before taking certain actions which would affect Mr. Li’s interest under the Entrustment Agreement.

As a result of his control of Crowning Elite Limited, Hongzhong Li, our Chief Executive Officer, may be considered the beneficial owner of a majority of the capital stock and voting power of AG Volney, as well as Buddha.

Immediately following closing of the reverse acquisition of Gold Promise, the shareholders of Gold Promise transferred 128 of the 10,000 shares of Series A Preferred Stock issued to them in the Share Exchange to certain persons who provided services to Gold Promise and its subsidiary and controlled affiliate.

Upon the closing of the reverse acquisition, David F. Stever, our President, CEO, CFO and a director, and Samantha M. Ford, our Secretary and a director, each submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their positions as our directors that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on April 28, 2010, increased the size of our board of directors to three directors and appointed Hongzhong Li, Zhenqi Chen and Xianmin Meng to fill the vacancies created by such resignations and increase in the size of the board, which appointments will become effective upon the effectiveness of the resignations of David F. Stever and Samantha M. Ford on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by Buddha’s executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Gold Promise, we now own all of the issued and outstanding capital stock of Gold Promise, which in turn owns all of the issued and outstanding capital stock of Hebei Consulting.  In addition, we effectively and substantially control Buddha through a series of captive agreements with Hebei Consulting.  Buddha is principally engaged in the production of cold-rolled steel products in the PRC.

Gold Promise was established in Hong Kong on January 8, 2010 to serve as an intermediate holding company.  Hebei Consulting was established in the PRC on April 2, 2010.  Buddha, our operating affiliate, was established in the PRC on September 9, 1999.  On March 29, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Hebei Consulting by Gold Promise, a Hong Kong entity.

On April 2, 2010, prior to the reverse acquisition transaction, Hebei Consulting and Buddha and its shareholders entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Buddha became Hebei Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)	A Consulting Services Agreement through which Hebei Consulting has the right to advise, consult, manage and operate Buddha and collect and own all of the net profits of Buddha;

(2)
an Operating Agreement through which Hebei Consulting has the right to recommend director candidates and appoint the senior executives of Buddha, approve any transactions that may materially affect the assets, liabilities, rights or operations of Buddha, and guarantee the contractual performance by Buddha of any agreements with third parties, in exchange for a pledge by Buddha of its accounts receivable and assets;

(3)
a Voting Rights Proxy Agreement under which the owners of Buddha have vested their collective voting control over Buddha to Hebei Consulting and will only transfer their equity interests in Buddha to Hebei Consulting or its designee(s);

(4)
an Option Agreement under which the owners of Buddha have granted to Hebei Consulting the irrevocable right and option to acquire all of their equity interests in Buddha or, alternatively, all of the assets of Buddha; and

(5)
an Equity Pledge Agreement under which the owners of Buddha have pledged all of their rights, titles and interests in Buddha to Hebei Consulting to guarantee Buddha’s performance of its obligations under the Consulting Services Agreement.

The Consideration Offered to Security Holders

The security holders of the Company received no consideration as a result of the Share Exchange.

The Reasons for Engaging in the Transaction

A.G. Volney Center, Inc. was originally incorporated under the laws of the State of Delaware on March 6, 1997 under the name Lottlink Technologies, Inc.  From December 1997 until July 2003, the Company’s charter was suspended for non-payment of franchise taxes.  In July 2003, the company’s charter was renewed and its certificate of incorporation was amended to change its name to A.G. Volney Center, Inc.  Prior to our reverse acquisition of Gold Promise, AG Volney was primarily in the business of purchasing and reselling clothing overruns and excess inventory and was in the development stage and had commenced only limited business operations, and was looking to find a suitable merger candidate and/or alternative financing.  As a result of our reverse acquisition of Gold Promise, we are no longer a shell company and active business operations have been revived.  Our principal business is now the production of precision cold rolled steel products.

Approval of the Share Exchange

The Share Exchange was approved by the Board of Directors of AG Volney on April 28, 2010. Approval by the stockholders of AG Volney of the Share Exchange was not required under applicable state and federal law.

Explanation of Any Material Differences in the Rights of Security Holders as a Result of the Transaction, if Material

Pursuant to the Share Exchange Agreement, we issued 10,000 shares of our Series A Preferred Stock, which constituted 98.75% of our issued and outstanding capital stock on an as-converted to common stock basis.  Each holder of Series A Preferred Stock is entitled to 183,675 votes per share.  The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.  Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

There are no other material differences in the rights of the stockholders of the Company as a result of the Share Exchange.

Brief statement as to the Accounting Treatment of the Share Exchange, if Material

The share exchange transaction with Gold Promise and the Shareholders, or Share Exchange, was treated as a reverse acquisition, with Gold Promise as the acquirer and AG Volney as the acquired party. Unless the context suggests otherwise, when we refer in this Information Statement to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of AG Volney.

Because of the common control between Gold Promise, Hebei Consulting and Buddha, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

U.S. Federal Income Tax Consequences of the Share Exchange, if Material

The federal income tax consequences of the Share Exchange are not material.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the Share Exchange.

Reports, Opinions, Appraisals

No reports, opinions (other than opinions of counsel) or appraisals materially relating to the Share Exchange have been received from an outside party or are referred to in this Information Statement.

Past Contacts, Transactions or Negotiations

Not Applicable.

INFORMATION OF THE COMPANY

Business Overview

Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd. (Buddha) was established in 1999 in Hebei province, Northern China.  Buddha is a leading producer and vendor of high value-added, ultra-thin precision cold rolled steel products.  Buddha’s cold rolled steel is specially engineered and manufactured using state of the art machinery according to the highest quality standards, and our premium products are tailor-made to customers’ individual requirements.  Buddha’s steel is further processed by downstream manufacturers and incorporated into a wide variety of end products including automobiles, home appliances, packaging, and specialized construction materials among others.  Buddha’s production facilities occupy more than 47 acres and include 96 annealing furnaces and 17 lines: 13 cold-rolling mills, 1 tin-plate sheet mill, and 3 leveler stretchers.  We employ over 900 employees.

In 2009, we produced 446,000 MT of steel products, a capacity utilization rate of 95%.  As of 2009, we had the capacity to produce 465,000 MT of cold rolled steel assuming our 2009 product mix.  Our capacity tonnage can vary significantly depending on the types of products produced, and we strive to maximize profit by producing the largest tonnage of product with the highest margin available to us.  Our products range in thickness from fractions of millimeters to 7.5mm and can be up to 1450 mm in width.  The production process begins with our major raw material, hot-rolled steel coils, which we clean, anneal and then stretch in a cold-rolling mill to the desired specifications.

We sell products primarily in China, but our distribution network also covers a diverse export market.  Approximately 19% of 2009 sales were eventually further processed abroad, and our major export markets include Africa and Southeast Asia.

Our Corporate History and Background

A.G. Volney Center, Inc. was originally incorporated under the laws of the State of Delaware on March 6, 1997 under the name Lottlink Technologies, Inc.  From December 1997 until July 2003, the Company’s charter was suspended for non-payment of franchise taxes.  In July 2003, the company’s charter was renewed and its certificate of incorporation was amended to change its name to A.G. Volney Center, Inc.  Prior to our reverse acquisition of Gold Promise, AG Volney was primarily in the business of purchasing and reselling clothing overruns and excess inventory and was in the development stage and had commenced only limited business operations, and was looking to find a suitable merger candidate and/or alternative financing.

On October 19, 2006, AG Volney filed a Registration Statement on Form 10SB (File No.: 0-52269) with the Securities and Exchange Commission, or the SEC, to register our common stock under Section 12(g) of the Exchange Act.  The Registration Statement went effective by operation of law on December 18, 2006, at which point we became a reporting company under the Exchange Act.

As a result of our reverse acquisition of Gold Promise, we are no longer a shell company and active business operations were revived.  We plan to amend our Certificate of Incorporation to change our name to “Buddha Steel, Inc.” to reflect the current business of our company.

Acquisition of Gold Promise Limited

On April 28, 2010, we completed a reverse acquisition transaction through a share exchange with Gold Promise and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Gold Promise in exchange for 10,000 shares of our Series A Preferred Stock which constituted 98.75% of our issued and outstanding capital stock on a as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Gold Promise became our wholly-owned subsidiary and the former shareholders of Gold Promise became our controlling stockholders.  The share exchange transaction with Gold Promise and the Shareholders was treated as a reverse acquisition, with Gold Promise as the acquirer and AG Volney as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Gold Promise and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Gold Promise was owned by the following persons in the indicated percentages: Crowning Elite Limited (a BVI company) (66.44%); Meng Li (9.62%); Yonghe Guo (5.01%); Shaochen Hu (5.01%); William H. Luckman (6.96%); and Joseph J. Meuse (6.96%).  Xi Chen, a Canadian passport holder, owns 100% of the capital stock of Crowning Elite Limited.  Hongzhong Li, our Chief Executive Officer and the majority shareholder and chairman of Buddha, is also the sole director of Crowning Elite Limited.

Hongzhong Li has entered into a call option agreement (the “Call Option Agreement”) with Xi Chen, a Canadian passport holder and the sole shareholder of Crowning Elite Limited, our principal shareholder after the reverse acquisition.  Under the Call Option Agreement, Mr. Li has the right to acquire up to 100% or the shares of Crowning Elite Limited for fixed consideration, with such option vesting over three years.  The Call Option Agreement also provides that Mr. Chen shall not dispose any of the shares of Crowning Elite Limited without Mr. Li’s consent.

Hongzhong Li has also entered into an entrustment agreement (“Entrustment Agreement”) with Xi Chen, the sole owner of Crowning Elite Limited, under which Mr. Li is authorized to exercise all shareholders’ and voting rights with respect to Crowning Elite Limited in accordance with its Memorandum and Articles of Association and the parameters of BVI law.  In addition, pursuant to the Entrustment Agreement, the Mr. Li has the right to operate and manage, and designate and appoint all of the directors and senior officers of, Crowning Elite Limited, and Xi Chen has agreed to waive all the voting and related rights associated with his shareholdings in Crowning Elite Limited and to procure the consent of Mr. Li before taking certain actions which would affect Mr. Li’s interest under the Entrustment Agreement.

As a result of his control of Crowning Elite Limited, Hongzhong Li, our Chief Executive Officer, may be considered the beneficial owner of a majority of the capital stock and voting power of AG Volney, as well as Buddha.

Immediately following closing of the reverse acquisition of Gold Promise, the shareholders of Gold Promise transferred 128 of the 10,000 shares of Series A Preferred Stock issued to them in the Share Exchange to certain persons who provided services to Gold Promise and its subsidiary and controlled affiliate.

Upon the closing of the reverse acquisition, David F. Stever, our President, CEO, CFO and a director, and Samantha M. Ford, our Secretary and a director, each submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their positions as our directors that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on April 28, 2010, increased the size of our board of directors to three directors and appointed Hongzhong Li, Zhenqi Chen and Xianmin Meng to fill the vacancies created by such resignations and increase in the size of the board, which appointments will become effective upon the effectiveness of the resignations of David F. Stever and Samantha M. Ford on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by Buddha’s executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Gold Promise, we now own all of the issued and outstanding capital stock of Gold Promise, which in turn owns all of the issued and outstanding capital stock of Hebei Consulting.  In addition, we effectively and substantially control Buddha through a series of captive agreements with Hebei Consulting.  Buddha is principally engaged in the production of cold-rolled steel products in the PRC.

Gold Promise was established in Hong Kong on January 8, 2010 to serve as an intermediate holding company.  Hebei Consulting was established in the PRC on April 2, 2010.  Buddha, our operating affiliate, was established in the PRC on September 9, 1999.  On March 29, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Hebei Consulting by Gold Promise, a Hong Kong entity.

On April 2, 2010, prior to the reverse acquisition transaction, Hebei Consulting and Buddha and its shareholders entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Buddha became Hebei Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)	A Consulting Services Agreement through which Hebei Consulting has the right to advise, consult, manage and operate Buddha and collect and own all of the net profits of Buddha;

(2)
an Operating Agreement through which Hebei Consulting has the right to recommend director candidates and appoint the senior executives of Buddha, approve any transactions that may materially affect the assets, liabilities, rights or operations of Buddha, and guarantee the contractual performance by Buddha of any agreements with third parties, in exchange for a pledge by Buddha of its accounts receivable and assets;

(3)
a Voting Rights Proxy Agreement under which the owners of Buddha have vested their collective voting control over Buddha to Hebei Consulting and will only transfer their equity interests in Buddha to Hebei Consulting or its designee(s);

(4)
an Option Agreement under which the owners of Buddha have granted to Hebei Consulting the irrevocable right and option to acquire all of their equity interests in Buddha or, alternatively, all of the assets of Buddha; and

(5)
an Equity Pledge Agreement under which the owners of Buddha have pledged all of their rights, titles and interests in Buddha to Hebei Consulting to guarantee Buddha’s performance of its obligations under the Consulting Services Agreement.

Because of the common control between Gold Promise, Hebei Consulting and Buddha, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries and controlled affiliate.  The chart below presents our corporate structure:

Our Industry:

The following industry information has been obtained from various market research reports and publicly available sources. We believe this information to be current and reliable.

The Chinese Economy

Demand for our products is driven in line with macroeconomic industrial growth both globally and in the PRC.  As our end products range from automobiles to appliances, general economic growth underlies our success, especially in China.  PRC macroeconomic growth has been strong and positive in recent years, and GDP grew at a rate of 8.7% in 2009, reaching US$4.9 trillion.  Due to job creation and wage increases from various economic stimulus packages and increased lending in 2009, The Economist Corporate Network forecasts growth in the PRC economy will reach 9.3% in 2010.

The secondary sector of the economy in which we operate has maintained strong positive growth as well:

The Steel Market:

China is the largest steel producing country in the world. According to the World Steel Association, in 2008, global steel output was 1.3B tons, of which China accounted for 38%.

The pie chart below shows shares of global output by production region for 2008.

Growth in the steel market has recently been driven by PRC demand, and China has been the largest producing steel country since the mid 1990s.  The PRC accounted for roughly 34% of total global steel demand in 2006, and PRC demand for steel has grown at a CAGR of 19.18% in recent history.  Chinese steel production is forecast to grow by 7.3% in 2010, reaching new all time highs through 2011, and maintain positive growth in the future.

Cold Rolled Steel Market:

Our products, custom ultra thin cold-rolled steel sheets and coils, are a vital component in a variety of industrial products, including but not limited to roofing, appliances, telecommunications equipment, motor vehicles and motor vehicle parts and accessories.  Demand for high precision steel in PRC end product manufacturing markets is projected to grow in the foreseeable future, and we believe we are well positioned to benefit from this growth.

Due to lack of quality manufacturing facilities and capability, the PRC has been a net importer of ultra thin cold-rolled steel products. To meet demand, manufacturers have imported precision steel products from countries with more developed high end steel capacity.  China’s production of cold rolled steel has responded to market demand by growing robustly as domestic producers have moved up the value chain.  Market research reports estimate that the market for cold rolled steel has grown at nearly 20% per annum in recent years.  PRC cold rolled production is anticipated to experience sustained strong growth in the near future.

Our Competitive Advantages

We believe that we posses the following competitive advantages that allow us to maintain our strong market position and will aid our profit growth in the future:

Excellent reputation and rich experience as Hebei’s leading manufacturer of precision cold-rolled narrow strip steel:

We are the largest manufacturer in Hebei of high precision cold-rolled narrow strip steel. Hebei is the largest steel producing province in China.  We have a majority of repeat and long term customers and are recognized as a market leader in top quality, competitive price, reliability and consistent delivery.  We constantly strive to move up the value chain and provide our customers tailor made products at their specifications and quality they demand.  We believe we will continue to solidify this position and consolidate market share.

We have strong historical growth:

From 2007 through 2009, our revenues have grown at an annualized rate of 28% and we have increased sales of more profitable product lines so that our profit nearly doubled from 2008 to 2009.  We intend to continue this growth by expanding our processing capacity of only the highest margin products and increasing our bottom line.

Lower than industry average cost structure:

The steel industry in China is dominated by small lower end private manufacturers and large State Owned Enterprises with large pension and employment obligations.  Our status as a leading private manufacturer of customized, high-end niche product affords us higher than industry margins and what we believe to be long term sustainability and growth opportunities.

Capital intensive industry presents barriers to competitor entry:

Ultra-thin, high-precision cold-rolled steel products require a significant investment of capital and technical know-how in order to be profitably exploited.  Potential new competitors would be subject to the requirements of a highly technical and capital intensive industry in order to be successful.

Diverse customer and end product base:

Our products serve a broad range of markets and industries which insulate us from concentration risk.  We serve the automotive, construction, appliance manufacturing, and telecommunications industries among others.  Market pressures in one segment of our downstream customers may be softened by sustained demand in the others.

Superior management of commodity price fluctuations:

Our principal raw material, hot-rolled steel, accounts for the vast majority of our COGS. Due to our inventory systems and controls and sales model, we are able to protect ourselves to some degree from commodity exposure.  We believe we are able to mitigate the results of a volatile commodity market on our profits through our diligent management and low inventory.

Our Growth Strategy

Chinese demand for cold-rolled steel products has increased at a rate of nearly 20% annually in recent years.  We believe demand for high quality cold-rolled steel products will continue to grow domestically and globally, thus affording us opportunity to grow and expand our business operations. Our growth strategy is primarily focused on increasing production capacity of highest margin products, ultra thin cold rolled strips and sheets.

We intend to pursue the following strategies to achieve our goal:

1)	According to capital availability, expand new production lines that will increase capacity of ultra-thin cold-rolled steel.

2)	Identify and acquire high quality producers at favorable valuations to capitalize on economies of scale, as well as increasing our market share.

3)	Expand export revenues to emerging markets including but not limited to Southeast Asia, Africa and Latin America.

4)
Focus research and development on advancing processing techniques to develop more sophisticated products that command higher margins, and continue to improve margins through increased efficiencies in our production process.

Our Products:

Our major products include cold-rolled sheet, tin-plate sheet, and narrow cold-rolled steel strip.  Products are typically made to meet the custom size specifications of our clients.  Our production facilities have the capacity to produce a large range of different widths and thicknesses, ranging from 350 mm up to 1450 mm and as thin as 0.15 mm up to 0.6 mm respectively.

We have steadily increased margins of our products and production of higher margin products:

	2009		2008		2007
Product Category	Margin	% of Sales	Margin	% of Sales	Margin	% of Sales
Black Strip	4.4%	13.1%	5.3%	22.2%	4.3%	42.3%
Welded Pipe	3.7%	0.1%	3.8%	0.7%	2.5%	1.7%
Bright Strip	4.2%	11.0%	5.5%	13.8%	4.1%	15.1%
Cold Rolled Sheet	8.1%	15.1%	7.5%	14.4%	5.1%	8.6%
Cold Rolled Coil	8.5%	53.8%	8.5%	43.6%	5.8%	27.6%
Tin-Plated Sheet	8.9%	5.3%	8.6%	4.1%	6.8%	1.8%
Others	3.8%	1.5%	3.7%	1.2%	2.8%	2.9%
Total	7.4%	100.0%	7.2%	100.0%	4.7%	100.0%

Welded pipe production has been phased out, and we are pursuing new techniques to produce a variety of higher margin alloyed and plated ultra thin products.

Our end customers further process the cold rolled sheet to produce a diverse range of products and product components including automobile parts, farm equipment, shipping harnesses, air conditioners, refrigerators, washing machines, and other home appliances.  We estimate that the end products manufactured from our steel are roughly distributed as follows:

Raw Materials

The principal raw material used in our products is hot-rolled coil and hot-rolled steel strips.  In 2009, hot rolled coil and hot rolled steel strips accounted for more than 80% of our production costs.  We purchase our hot-rolled coil and hot-rolled steel strips from a number of sources and are not dependent on any single supplier.

Supplier	Raw Material Purchase (USD)
Sinosteel Company	66,731,453
Tangshan Guofeng Steel Company	45,019,911
Sinolight Materials Company	11,187,376
Hebei Jinxi Steel Company	7,439,541
Shandong Haixin Board Industrial Co.	3,491,968
Tangshan Ruifeng Steel Company	2,254,575

With larger suppliers, we often secure yearly contracts to ensure a steady supply of hot rolled raw materials, with flexible pricing based on movements in the spot price.  Smaller suppliers are generally on an as needed basis with purchases made at market price for the day.

Sales Channels

We sell our products based on customer specifications and demand.  Currently we have more than 400 customers of which more than 50% are repeat buyers.  These customers can be divided into two groups, direct manufacturers and trading companies.  Margins for sales to direct manufacturers are higher than to distributers.  Roughly 40% of our sales in 2009 were through distributers while the remaining 60% were direct to end user sales. Our top five direct manufacturer customers account for 9% of our total revenue, while our top five distributor clients account for 12%.

The following table details our top 5 direct manufacturing customers:

Top 5 Direct Manufacturing Customers	Sales	% of Total
Hongyuan Caituban Co.	$9,620,295	3.5%
Tianjin Soudragon Steel Co.	$5,590,835	2.0%
Xianghe Xingang Wuzi Trading Co.	$4,583,128	1.7%
Tangshan Jiajia Door Industrial Co.	$2,818,739	1.0%
Chendu Xinhete Door Industrial Co.	$2,426,937	0.9%
	$25,039,933	9.1%

And our top five distribution customers by revenue:

Top 5 Distributors	Sales	% of Total
Jiangsu Sumeida International Tech. Trade Co.	$9,973,299	3.6%
Xianghe Kuntai Steel Processing Co.	$8,174,849	3.0%
Wenhan Xinfeng Steel Business Co.	$7,172,211	2.0%
Wenhan Xueza Steel Business Co.	$5,278,553	1.9%
Hangzhou Relian Import and Export Co.	$3,363,474	1.2%
	$33,962,386	11.7%

Though we have customers in nearly every province in China, local sales in Hebei, Tianjin and Beijing represent nearly half of our domestic sales volume:

Province	Domestic Sales 2009%
Hebei	29.61%
Tianjin	11.72%
Jiangsu	10.80%
Zhejiang	9.98%
Beijing	7.34%
Shandong	7.25%
Shanghai	5.47%
Sichuan	4.41%
Liaoning	3.03%
Guangdong	2.28%
Others	8.10%
Total	100.00%

We also export products to Africa and Southeast Asia, which comprise roughly 19% of our revenues.

We have a sales staff of around 23 individuals who are responsible for generating sales, attending sales fairs and trade shows.  Our sales staff is compensated on a salary plus commission basis.  Our customers often seek us out directly as we are well known in the industry as a top reliable provider of quality cold rolled products.

Customers are responsible for all costs associated with product pickup and transport arrangements.  Our products are manufactured on an on-demand basis and we generally require full-payment for each order prior to production.  Occasionally, we extend more flexible payment terms to a selected group of our repeat buyers.  These terms typically allow the buyer to pay a 5-20% deposit to start the production of their order, and require payment in full prior to delivery.  These payment terms ensure that we better control our inventory and manage our raw material costs.

Employees

We currently employ a staff of 957 employees, the majority of which are factory workers.  We have a sales staff of 23.  We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities for our operations in the PRC.  According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees and to pay them no less than the local minimum wage.

Department	Employee #
Cold Rolled Strip Workshop	269
Cold Rolled Sheet Workshop	244
Tin Plating Workshop	34
Power Department	34
Mechanical Department	115
Warehouse	127
Sales Department	23
Finance Department	9
Administrative, Support and Logistics	102
Total	957

Intellectual Property Rights

We protect our intellectual property primarily by maintaining strict control over the use of production processes.  All our employees, including key employees and engineers, have signed our standard form of labor contracts, pursuant to which they are obligated to hold in confidence any of our trade secrets, know-how or other confidential information and not to compete with us.  In addition, for each project, only the personnel associated with the project have access to the related intellectual property.  Access to proprietary data is limited to authorized personnel to prevent unintended disclosure or otherwise using our intellectual property without proper authorization.  We will continue to take steps to protect our intellectual property rights.

We have registered the brand name, logo and trademark Baosheng in the PRC for steel products:

The trademarks are registered through 2018.

Our Facilities and Property

Our facilities are in located in Dachang Hui Autonomous County in Northern Hebei.  We are approximately 50 miles from Beijing.  In total, we have leasehold rights to land comprising an area of more than 46 acres.  Our lease is with the local authorities and is valid through 2025.

Our production facilities occupy 24.7 acres, and we have an office building and cafeteria on a 1.5 acre plot.  Our production facilities include 13 cold-rolling mills, 1 tin-plate sheet mill, and 3 leveler stretchers.

Buddha Facilities:

Competition

Competition within the steel industry in the PRC is intense.  There is an estimated capacity of 40MMT of high precision cold rolled steel capacity in China.  Our competitors range from small private enterprises to extremely large state owned enterprises.  Our operating affiliate Buddha is located in northern Hebei.  Hebei is the largest producer of steel by province in the PRC, therefore we are located nearby numerous facilities.  We are one of the largest non state owned ultra-thin high-precision cold-rolled steel manufacturers by capacity in China.

The table below details our 2 major competitors in our market:

Company	Est. Capacity
Hebei Dachang Jinming Accurate Cold-Rolling Steel Plate Company	150,000 MT
Langfang Jinhua Industry Co. Ltd	150,000 MT

Our production capacity is higher than these two competitors and we believe we are able to outperform them in both price and quality.  Private steel product manufacturers in China generally focus on low-end products. Many of our competitors are significantly smaller than we are and use outdated equipment and production techniques.  Due to our high quality equipment, economies of scale and management experience, we produce steel at higher efficiencies and lower prices than these competitors.  The larger state owned enterprises with whom we compete often have oversized, unionized labor forces and associated pension and healthcare liabilities and cannot match our production efficiency.  We distinguish ourselves in the market based on our extremely fast turnaround, high quality and low prices.

Regulation

Because our principal operating affiliate, Buddha, is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

The PRC government has in the past provided a subsidy by means of a value added tax, or VAT, rebate to exporters of steel products. This rebate was reduced in April 2007 in response to international pressure on China to curb its exports.  A 5% tax rebate currently applies to our high value-add cold-rolled steel products.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On April 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an earned income tax, or EIT, rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. The New EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

For the years ended December 31, 2009 and 2008, as approved by the local tax authority of Dachang County, the Company's income tax was assessed annually at a pre-determined fixed rate as an incentive to stimulate local economy and encourage entrepreneurship. Although the possibility exists for reinterpretation of the application of the tax regulations by higher tax authorities in the PRC, potentially overturning the decision made by the local tax authority, the Company has not experienced any reevaluation of the income taxes for prior years. Management believes that the possibility of any reevaluation of income taxes is remote based on the fact that the Company has obtained the written tax clearance from the local tax authority.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Hebei Consulting is considered a FIE and is directly held by our subsidiary Gold Promise in Hong Kong.  According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by a FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax.  We expect that such 5% withholding tax will apply to dividends paid to Gold Promise by Hebei Consulting, but this treatment will depend on our status as a non-resident enterprise.

Environmental Matters

Our manufacturing facilities are subject to various pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials. We are also subject to periodic inspections by local environmental protection authorities. Our operating affiliate has received certifications from the relevant PRC government agencies in charge of environmental protection indicating that its business operations are in material compliance with the relevant PRC environmental laws and regulations. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

Insurance

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Gold Promise

Overview

Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd. (Buddha) was established in 1999 in Hebei province, Northern China.  Buddha is a leading producer and vendor of high value-added, ultra-thin precision cold rolled steel products.  Buddha’s cold rolled steel is specially engineered and manufactured using state of the art machinery according to the highest quality standards, and our premium products are tailor-made to customers’ individual requirements.  Buddha’s steel is further processed by downstream manufacturers and incorporated into a wide variety of end products including automobiles, home appliances, packaging, and specialized construction materials among others.  Buddha’s production facilities occupy more than 47 acres and include 96 annealing furnaces and 17 lines: 13 cold-rolling mills, 1 tin-plate sheet mill, and 3 leveler stretchers.  We employ over 900 employees.

In 2009, we produced 446,000 MT of steel products, a capacity utilization rate of 95%.  As of 2009, we had the capacity to produce 465,000 MT of cold rolled steel assuming our 2009 product mix.  Our capacity tonnage can vary significantly depending on the types of products produced, and we strive to maximize profit by producing the largest tonnage of product with the highest margin available to us.  Our products range in thickness from fractions of millimeters to 7.5mm and can be up to 1450 mm in width.  The production process begins with our major raw material, hot-rolled steel coils, which we clean, anneal and then stretch in a cold-rolling mill to the desired specifications.

We sell products primarily in China, but our distribution network also covers a diverse export market.  Approximately 19% of 2009 sales were eventually further processed abroad, and our major export markets include Africa and Southeast Asia.

Recent Developments

Acquisition of Gold Promise Limited

On April 28, 2010, we completed a reverse acquisition transaction through a share exchange with Gold Promise and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Gold Promise in exchange for 10,000 shares of our Series A Preferred Stock which constituted 98.75% of our issued and outstanding capital stock on a as-converted basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Gold Promise became our wholly-owned subsidiary and the former shareholders of Gold Promise became our controlling stockholders.  The share exchange transaction with Gold Promise and the Shareholders was treated as a reverse acquisition, with Gold Promise as the acquirer and AG Volney as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Gold Promise and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Gold Promise was owned by the following persons in the indicated percentages: Crowning Elite Limited (a BVI company) (66.44%); Meng Li (9.62%); Yonghe Guo (5.01%); Shaochen Hu (5.01%); William H. Luckman (6.96%); and Joseph J. Meuse (6.96%).  Xi Chen, a Canadian passport holder, owns 100% of the capital stock of Crowning Elite Limited.  Hongzhong Li, our Chief Executive Officer and the majority shareholder and chairman of Buddha, is also the sole director of Crowning Elite Limited.

Hongzhong Li has entered into a call option agreement (the “Call Option Agreement”) with Xi Chen, a Canadian passport holder and the sole shareholder of Crowning Elite Limited, our principal shareholder after the reverse acquisition.  Under the Call Option Agreement, Mr. Li has the right to acquire up to 100% or the shares of Crowning Elite Limited for fixed consideration, with such option vesting over three years.  The Call Option Agreement also provides that Mr. Chen shall not dispose any of the shares of Crowning Elite Limited without Mr. Li’s consent.

Hongzhong Li has also entered into an entrustment agreement (“Entrustment Agreement”) with Xi Chen, the sole owner of Crowning Elite Limited, under which Mr. Li is authorized to exercise all shareholders’ and voting rights with respect to Crowning Elite Limited in accordance with its Memorandum and Articles of Association and the parameters of BVI law.  In addition, pursuant to the Entrustment Agreement, the Mr. Li has the right to operate and manage, and designate and appoint all of the directors and senior officers of, Crowning Elite Limited, and Xi Chen has agreed to waive all the voting and related rights associated with his shareholdings in Crowning Elite Limited and to procure the consent of Mr. Li before taking certain actions which would affect Mr. Li’s interest under the Entrustment Agreement.

As a result of his control of Crowning Elite Limited, Hongzhong Li, our Chief Executive Officer, may be considered the beneficial owner of a majority of the capital stock and voting power of AG Volney, as well as Buddha.

Immediately following closing of the reverse acquisition of Gold Promise, the shareholders of Gold Promise transferred 128 of the 10,000 shares of Series A Preferred Stock issued to them in the Share Exchange to certain persons who provided services to Gold Promise and its subsidiary and controlled affiliate.

Upon the closing of the reverse acquisition, David F. Stever, our President, CEO, CFO and a director, and Samantha M. Ford, our Secretary and a director, each submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their positions as our directors that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on April 28, 2010, increased the size of our board of directors to three directors and appointed Hongzhong Li, Zhenqi Chen and Xianmin Meng to fill the vacancies created by such resignations and increase in the size of the board, which appointments will become effective upon the effectiveness of the resignations of David F. Stever and Samantha M. Ford on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by Buddha’s executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Gold Promise, we now own all of the issued and outstanding capital stock of Gold Promise, which in turn owns all of the issued and outstanding capital stock of Hebei Consulting.  In addition, we effectively and substantially control Buddha through a series of captive agreements with Hebei Consulting.  Buddha is principally engaged in the production of cold-rolled steel products in the PRC.

Gold Promise was established in Hong Kong on January 8, 2010 to serve as an intermediate holding company.  Hebei Consulting was established in the PRC on April 2, 2010.  Buddha, our operating affiliate, was established in the PRC on September 9, 1999.  On March 29, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Hebei Consulting by Gold Promise, a Hong Kong entity.

On April 2, 2010, prior to the reverse acquisition transaction, Hebei Consulting and Buddha and its shareholders entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Buddha became Hebei Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)	A Consulting Services Agreement through which Hebei Consulting has the right to advise, consult, manage and operate Buddha and collect and own all of the net profits of Buddha;

(2)
an Operating Agreement through which Hebei Consulting has the right to recommend director candidates and appoint the senior executives of Buddha, approve any transactions that may materially affect the assets, liabilities, rights or operations of Buddha, and guarantee the contractual performance by Buddha of any agreements with third parties, in exchange for a pledge by Buddha of its accounts receivable and assets;

(3)
a Voting Rights Proxy Agreement under which the owners of Buddha have vested their collective voting control over Buddha to Hebei Consulting and will only transfer their equity interests in Buddha to Hebei Consulting or its designee(s);

(4)
an Option Agreement under which the owners of Buddha have granted to Hebei Consulting the irrevocable right and option to acquire all of their equity interests in Buddha or, alternatively, all of the assets of Buddha; and

(5)
an Equity Pledge Agreement under which the owners of Buddha have pledged all of their rights, titles and interests in Buddha to Hebei Consulting to guarantee Buddha’s performance of its obligations under the Consulting Services Agreement.

Because of the common control between Gold Promise, Hebei Consulting and Buddha, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•
Growth in the Chinese Economy - We operate our manufacturing facilities in China and derive the majority of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses.  China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008.  Concurrent with this growth, domestic demand for our products has also increased.  China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession.  However, our growth remained strong and positive throughout the global downturn.

•
Supply and Demand in the Cold Rolled Steel Market and the Steel Market in General – We are subject to macroeconomic factors dictating the supply and demand of hot- and cold-rolled steel in the PRC.  Steel prices have been volatile in the past, and while they have stabilized since the first quarter of 2009, our revenues and earnings could be dramatically affected by increases and decreases in raw material and finished product costs.

While the overall Chinese steel industry has recently experienced a period of excess supply, there is an increasing shortage of high-end thin steel sheets and galvanized steel products in China, which has been primarily driven by the limited number of producers of precision thin steel products in China.   We are also impacted by the market for our principal raw material, hot-rolled steel, which comprises the vast majority of our cost of goods sold.

•
Production Capacity –In order to capture the market share and take advantage of the demand for our products, we have expanded, and wish to continue to expand our production capacity.  Increased capacity has had a significant impact on our ability to increase revenues and net income through increased product sales.

•
Our Product Mix – Our gross margin is affected by our product mix.  We produce and sell products according to customer orders.  In general, the thinner our cold rolled products can be produced, the higher the margins we can achieve.  Also, alloyed and plated products can afford higher margins.  We therefore strive to allocate our capacity to the highest margin product mix possible for a given output tonnage.

Taxation

United States and Hong Kong

We are subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as we have no income taxable in the United States.

Gold Promise is incorporated in Hong Kong and is subject to Hong Kong profits tax.

People’s Republic of China

Income Taxes:

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. There was no deferred tax asset or liability for the years ended December 31, 2009 and 2008.  The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% and 33% on income reported in the statutory financial statements after appropriated tax adjustments in 2009 and 2008 respectively.

For the years ended December 31, 2009 and 2008, as approved by the local tax authority of Dachang County, the Company's income tax was assessed annually at a pre-determined fixed rate as an incentive to stimulate local economy and encourage entrepreneurship. Although the possibility exists for reinterpretation of the application of the tax regulations by higher tax authorities in the PRC, potentially overturning the decision made by the local tax authority, the Company has not experienced any reevaluation of the income taxes for prior years. Management believes that the possibility of any reevaluation of income taxes is remote based on the fact that the Company has obtained the written tax clearance from the local tax authority.

Value Added Taxes:

The Company is subject to value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities that a penalty is due.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will punctually adjust our effective income tax rate when necessary.

Results of Operations  Comparison of Twelve Months Ended December 31, 2009 and December 31, 2008

The following table sets forth key components of our results of operations during the twelve months periods ended December 31, 2009 and 2008, both in dollars and as a percentage of our net sales. As the reverse acquisition of Gold Promise was entered into after December 31, 2009 and during the periods indicated Buddha was the only entity in our combined business that had operations, the results of operations below refer only to that of Buddha:

	Twelve Months Ended		Twelve Months Ended
	31-Dec-09		31-Dec-08
		% of Net		% of Net
	Amount	Sales	Amount	Sales
Net Sales	$275,779,038	100.0%	$185,810,277	100.0%
Cost of sales	259,401,899	94.1%	174,696,115	94.0%
Gross profit	16,377,139	5.9%	11,114,162	6.0%
Selling, General and Administrative Expenses	2,694,123	1.0%	2,760,303	1.5%
Operating Income	13,683,016	5.0%	8,353,859	4.5%
Other income & interest expense	1,821,656	0.7%	1,884,990	1.0%
Income Before Income Taxes	11,861,360	4.3%	6,486,869	3.5%
Income taxes	58,556	0.0%	144,891	0.1%
Net income	$11,802,804	4.3%	$6,323,978	3.4%

Net Sales. Our net sales increased to $275,779,038 in the twelve months ended December 31, 2009 from $185,810,277 in the same period in 2008, an increase of $89,968,761 or approximately 48.4%.  While this was mainly driven by an increase in sales volume of cold-rolled coil, we also saw significant growth in sales of tin plate sheets, cold-rolled steel strips and cold-rolled sheets to our existing and new customers.

Cost of Sales. During the year ended December 31, 2009, we had cost of sales of $259,401,899, as compared with cost of sales of $174,696,115 during the year ended December 31, 2008, an increase of approximately $84,705,784 or 48.4% in line with the increase in sales.

Gross Profit and Gross Margin. Our gross profit increased to $16,377,139 in the twelve months ended December 31, 2009 from $11,114,162 in the same period in 2008, an increase of $5,262,977 or approximately 47.3% mainly due to increase in the volume of sales, though we did enjoy a increase in gross margin excluding depreciation due to increased production of higher margin goods.

Selling, General and Administrative Expenses. In 2009, our selling, general and administrative expenses decreased by $66,180 to $2,694,123, compared to the 2008 level of $2,760,303. The decrease in operating expenses was principally due to small operational efficiencies in general and selling expenses. Selling expenses decreased from $1,232,176 during the year ended December 31, 2008 to $1,211,272 during the year ended December 31, 2009.  General and administrative expenses decreased from $1,402,207 during the year ended December 31, 2008 to $1,357,014 the year ended December 31, 2009,

Other Income. Other income decreased to $1,821,656 in the twelve months ended December 31, 2009 from $1,884,990 in the same period in 2008. This small decrease was due to decreased interest payments as we lowered our debt level and overall interest rate.

Net Income. As a result of the factors described above, we had net income of $11,802,804 during the year ended December 31, 2009, compared with $6,323,978 during the year ended December 31, 2008, representing a growth rate of 87%.

Liquidity And Capital Resources

As of December 31, 2009, we had cash and cash equivalents of $7,609,826, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and contributions from our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Twelve Months Ended
	December 31,
	2009	2008
Net cash provided by (used in) operating activities	$(3,654,815)	$9,285,077
Net cash used in investing activities	(713,540)	(4,285,305)
Net cash provided by (used in) financing activities	(9,770,203)	(5,690,001)
Effects of Exchange Rate Change in Cash	(24,495)	1,520,325
Net Increase in Cash and Cash Equivalents	5,337,353	830,097
Cash and Cash Equivalent at Beginning of the Year	2,232,473	1,402,376
Cash and Cash Equivalent at End of the Year	7,609,826	2,232,473

Operating activities

Net cash used in operating activities was $3,654,815 for the twelve months ended December 31, 2009, as compared to $9,285,077 provided for the same period in 2008. The decrease in net cash provided by operating activities was due to increased cash outflows advanced to customers.

Investing activities

Net cash used in investing activities for the twelve months ended December 31, 2009 was $713,540 as compared to $4,285,305 net cash used in investing activities during the same period of 2008.  The decrease in net cash provided by investing activities was mainly due to cash expended in construction in progress and fixed asset purchases.

Financing activities

Net cash provided by financing activities for the twelve months ended December 31, 2009 was $9,770,203, as compared to $5,690,001 net cash used in the same period of 2008. In the year ended December 31, 2008, we repaid $7.5 million loans and obtained $13.1 million bank notes and in the meantime set aside $11 million restricted cash in our bank account to obtain the above bank notes as requested by the lenders. In the year ended December 31, 2009, we repaid $11.3 million debts and obtained $8.9 million new borrowing from various lenders. In addition, $11.8 million of restricted cash was released due to the repayment of bank notes.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Critical Accounting Policies

The financial statements have been prepared in order to present the financial position and results of operations in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in the U.S. Dollars.

Revenue Recognition

The Company recognizes revenues under the FAS Codification Topic 605 (“ASC 605”). Revenue from the sale of goods and services is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the title has passed and services have been rendered and invoiced.  Revenue is reported net of all value added taxes.  Other income is recognized when it is earned.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Accounts and Other Receivables

Accounts receivable consists of balances due from customers for the sale of the Company’s steel products. Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts.

The Company performs periodical reviews as to whether the carrying values of accounts have become impaired.  The assets are considered to be impaired if the collectability of the balances become doubtful, accordingly, the management estimates the valuation allowance for anticipated uncollectible receivable balances. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. The management of the Company determined that no allowance for doubtful accounts was necessary for the years ended December 31, 2009, 2008 and 2007 since all accounts receivables and other receivables are considered fully collectible.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment, intangible assets and long-term investments, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets.   If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Long-term Investments

Long-term investments are accounted for using the cost method and are evaluated annually for any impairment in value.

Inventories

Inventory is stated at the lower of cost or market.  Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

The cost of inventory comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventory to their present location and condition.  The costs of conversion of inventory include fixed and variable production overheads, taking into account the stage of completion.

Comprehensive Income

Statement of Financial Accounting Standards ("FAS") No. 130, “Reporting Comprehensive Income”, which was subsequently codified within ASC 220, “Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income (loss) arose from the changes in foreign currency exchange rates.

Foreign Currency Translation

The Company’s financial information is presented in US dollars. The functional currency of the Company is Renminbi (“RMB”), the currency of the PRC. Transactions at the Company which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than that RMB are included in statements of operations as exchange gains. The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity.

	December 31,
	2009	2008
RMB: US$ exchange rate	6.8270	6.8225
Average RMB: US$ exchange rate	6.8311	6.9483

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation.

Recent Accounting Pronouncements

In April 2009, the FASB updated the accounting standards to provide guidance on estimating the fair value of a financial asset or liability when the trade volume and level of activity for the asset or liability have significantly decreased relative to historical levels. The standard requires entities to disclose the inputs and valuation techniques used to measure fair value and any changes in valuation inputs or techniques. In addition, debt and equity securities as defined by GAAP shall be disclosed by major category. This standard is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and is to be applied prospectively. The adoption did not have a material effect on the Company's results of operations and financial condition.

In May 2009, the FASB issued guidance related to subsequent events under ASC 855-10, Subsequent Events. This guidance sets forth the period after the balance sheet date during which management or a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued. This guidance is effective for interim and annual periods ending after June 15, 2009. We have included the required disclosures in our consolidated condensed financial statements.

In June 2009, the FASB issued an amendment to ASC 810-10, Consolidation. This guidance amends ASC 810-10-15 to replace the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a VIE with a primarily qualitative approach focused on identifying which enterprise has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance. It also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE and requires additional disclosures about an enterprise’s involvement in VIEs. This guidance is effective as of the beginning of the reporting entity’s first annual reporting period that begins after November 15, 2009 and earlier adoption is not permitted. We are currently evaluating the potential impact, if any, of the adoption of this guidance will have on our consolidated condensed financial statements.

In June 2009, the FASB issued Accounting Standards Update No. 2009-01 which amends ASC 105, Generally Accepted Accounting Principles. This guidance states that the ASC will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Once effective, the Codification’s content will carry the same level of authority. Thus, the U.S. GAAP hierarchy will be modified to include only two levels of U.S. GAAP: authoritative and non-authoritative. This is effective for financial statements issued for interim and annual periods ending after September 15, 2009. We adopted ASC 105 as of September 30, 2009 and thus have incorporated the new Codification citations in place of the corresponding references to legacy accounting pronouncements.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, Measuring Liabilities at Fair Value, which amends ASC 820, Fair Value Measurements and Disclosures. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure the fair value using one or more of the following techniques: a valuation technique that uses the quoted price of the identical liability or similar liabilities when traded as an asset, which would be considered a Level 1 input, or another valuation technique that is consistent with ASC 820. This Update is effective for the first reporting period (including interim periods) beginning after issuance. Thus, we adopted this guidance as of September 30, 2009, which did not have a material impact on our consolidated condensed financial statements.

In September 2009, the Financial Accounting Standards Board (FASB) amended existing authoritative guidance to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. The amended guidance is effective for fiscal annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is currently assessing the impact, if any, of adoption may have on its financial statements or disclosures.

AG Volney

FORWARD LOOKING STATEMENTS

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

-	discuss our future expectations;
-	contain projections of our future results of operations or of our financial condition; and
-	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

ORGANIZATION AND BASIS OF PRESENTATION

The following discussion and analysis is based on the audited financial statements for the years ended December 31, 2009 and 2008 of A.G. Volney Center, Inc.,, a Delaware corporation  (“A.G. Volney,” the “Company,” “our,” or “we”). All significant inter-company amounts have been eliminated. In the opinion of management, the audited financial statements presented herein reflect all adjustments (consisting only of normal recurring adjustments) necessary for fair presentation. Interim results are not necessary indicative of results to be expected for the entire year.

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP), which require that management make estimates and assumptions that affect reported amounts. Actual results could differ from these estimates.
Certain of the statements contained below are forward-looking statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

We have had only limited operations since our renewal in July 2003. We have limited assets of $3,086 as of December 31, 2009.  In 2009 a majority of the assets were in the form of accounts receivable from customers that purchased merchandise.

If we are unable to achieve or sustain profitability, or if operating losses increase in the future, we may not be able to remain a viable company and may have to discontinue operations. Our expenses have historically exceeded our revenues and we have had losses in all fiscal years of operation, including those in fiscal years 2009 and 2008, and the losses are projected to continue in 2010. Our net losses were $(4,080) and $(39,067) through the fiscal years ended 2009 and 2008, respectively. We have a cumulative net loss from March 6, 1997 (Date of Inception) to December 31, 2009 of $(117,371). We have been concentrating on the development of our products, services and business plan. There is no assurance that we will be successful in implementing our business plan or that we will be profitable now or in the future.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. However, future events are subject to change, and the best estimates and judgments routinely require adjustment. The amounts of assets and liabilities reported in our balance sheet, and the amounts of revenues and expenses reported for each of our fiscal periods, are affected by estimates and assumptions which are used for, but not limited to, the accounting for allowance for doubtful accounts, goodwill and intangible asset impairments, restructurings, inventory and income taxes. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of our consolidated financial statements.

GOING CONCERN QUALIFICATION

In their Independent Auditor's Report for the fiscal years ending December 31, 2009, Robison, Hill & Co. stated that several conditions and events cast substantial doubt about our ability to continue as a “going concern.”  We have incurred net loses of approximately $(117,371) from our inception on March 6, 1997 to December 31, 2009.  At December 31, 2009, we had $23 cash on hand, $3,063 in accounts receivable, $0 in inventory and an accumulated deficit of $(117,371). See “Liquidity and Capital Resources.”

LIQUIDITY AND CAPITAL RESOURCES

 At December 31, 2009, we had $23 cash on hand and an accumulated deficit of $(117,371).Our primary source of liquidity has been from the sales of common stock and borrowings from a Joseph C. Passalaqua, a principal stockholder and Mary Passalaqua a principal stockholder. The Company has generated $40,300 from the sale of common stock. As of December 31, 2009, we have notes payable to Joseph C. Passalaqua and Mary Passalaqua, both shareholders in the Company, in the amount $35,722.  These notes bear a simple interest rate of 18% per annum and are payable upon demand. As of December 31, 2009, the accrued interest on these notes was $6,387.

Net cash used in operating activities was $17,035 during the twelve-month period ended December 31, 2009.  This compares to net cash used in operating activities of $35,453 for the twelve-month period ended December 31, 2008.

Net cash provided by investing activities was $0 during twelve-month period ended December 31, 2009.  This compares to net cash provided by investing activities of $0 for the twelve-month period ended December 31, 2008.

Net cash provided by financing activities was $16,229 during twelve-month period ended December 30, 2009, representing the proceeds from related party notes in the amount of $16,229. This compares to net cash provided by financing activities of $35,343 for the twelve-month period ended December 31, 2008, representing the proceeds from related party notes of $27,993 and $(22,950) subtracted due to the partial repayment on some of these loans in 2008 and the sale of common stock totaling $30,300.

Our expenses to date are largely due to professional fees that include accounting and legal fees.  In 2009 there was an extinguishment of debt of legal fees that totaled $30,000.

To date, we have had minimal revenues; and we require additional financing in order to finance our business activities on an ongoing basis.  Our future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding a merger candidate and the pursuit of business opportunities. We are actively pursuing alternative financing and have had discussions with various third parties, although no firm commitments have been obtained to date.  In the interim, shareholders of the Company have committed to meet our minimal operating expenses.  We believe that actions presently being taken to revise our operating and financial requirements provide them with the opportunity to continue as a “going concern,” although no assurances can be given.

REVENUE RECOGNITION POLICIES

The Company generates revenues by selling products purchased at a discount. The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, "Revenue Recognition."  SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions.  The Company recognizes revenue when the earnings process is complete.  That is, when the arrangements of the goods are documented, the pricing becomes final and collectibility is reasonably assured. An allowance for bad debt is provided based on estimated losses. For revenue received in advance for goods, the Company records a current liability classified as either deferred revenue or customer deposits. As of the year ended December 31, 2009, there was no deferred revenue.

COSTS RELATED TO OUR OPERATION

The principle costs related to the ongoing operation of the Company’s business consists of payments made by the Company to wholesale distributors for merchandise.

NET LOSS FROM OPERATIONS

We had net loss after taxes of $(4,080) for the fiscal year ended December 31, 2009 as compared to a net loss after taxes of $(39,067) for the fiscal year ended December 31, 2008. This decrease in net loss from 2008 to 2009 was due to an extinguishment of debt in 2009.

WORKING CAPTIAL

We had total assets of $3,086 and total liabilities of $66,857, which results in working capital deficit of $(63,771)for the fiscal year ended December 31, 2009 as compared to total assets of $8,262 and total liabilities of $67,953 resulting in a working capital deficit of $(59,691) as of December 31, 2008.

THE YEAR ENDED DECEMBER 31, 2009 COMPARED TO THE YEAR ENDED DECEMBER 31, 2008

REVENUES

Our total revenue decreased by $21,661, or approximately 88%, from $24,728 in the year ended December 31, 2008 to $3,067 in the year ended December 31, 2009. This decrease was attributable to the decline in demand from our customers for our products and a decline in sales during the twelve months in 2009 over the same period in 2008.  The sold merchandise consisted of various types of overstock merchandise, including candles purchased on the internet.

COST OF SALES

Our overall cost of sales decreased by $20,150, or approximately 95%, from $21,150 in the year ended December 31, 2008 to $1,000 in the year ended December 31, 2009. This decrease in cost of sales was a direct effect of a decline in total sales during the twelve months in 2009.  This decline in demand lead to the Company purchasing a lower amount of inventory over the previous period in 2008.

OPERATION AND ADMINISTATIVE EXPENSES

Operating expenses decreased by $8,558 or approximately 21%, from $40,015 in the year ended December 31, 2008 to $31,457 in the year ended December 31, 2009. Operating expenses primarily consist of general and administrative expenses (G&A), outside services, organizational costs and professional fees. G&A expenses, made up primarily of office expense and postage and delivery expenses, decreased by $1,512, from $2,125 in the twelve months ended December 31, 2008 to $613 in the twelve months ended December 31, 2009. Outside Services made up stock transfer services and Outside Services, made up of registered agent fees and incorporation fees, increased by $ 2,479, from $859 in the twelve months ended December 31, 2008 to $ 3,338 in the twelve months ended December 31, 2009. Professional fees, made up of accounting and legal fees decreased by $9,525, from $37,031 in the year ended December 31, 2008 to $27,506 in the year ended December 31, 2009. These are fees we pay to accountants and attorneys throughout the year for performing various tasks.  Our expenses to date are largely due to professional fees that include accounting and legal fees.  In 2009 there was an extinguishment of debt of legal fees that totaled $30,000.

COMMON STOCK

Our board of directors is authorized to issue 100,000,000 shares of common stock, with a par value of $0.001. There are an aggregate of 17,330,000 shares of Common Stock issued and outstanding, which are held by 61 stockholders as of the date of this Annual Report.  All shares of our common stock have one vote per share on all matters, including election of directors, without provision for cumulative voting. The common stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the Company, the holders of common stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and preferred stockholders, if any. The holders of our common stock are entitled to equal dividends and distributions per share with respect to the Common Stock when, as and if, declared by the board of directors from funds legally available.

PREFERRED STOCK

We are authorized to issue 10,000,000 shares of Preferred Stock, with a par value of $0.001.  There are 0 shares of preferred stock issued and outstanding as of the date of this form 10-K.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "AGVO", but are not currently trading.

Holders

As of April 28, 2010, immediately prior to the Share Exchange, there were approximately 63 stockholders of record of the 23,250,027 shares of our common stock.  Before the Share Exchange, Gold Promise had six shareholders of record.

Dividends

In the past, neither AG Volney nor Gold Promise distributed earnings to shareholders.  Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Substantially all of our revenues are earned by Buddha or Hebei Consulting, our PRC affiliate and subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of its registered capital. Allocations to this statutory reserve fund can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

UNREGISTERED SALES OF EQUITY SECURITIES

On April 28, 2010, we issued 10,000 shares of our Series A Preferred Stock to the shareholders of Gold Promise.  The total consideration for the 10,000 shares of our Series A Preferred Stock was 10,000 ordinary shares of Gold Promise, which is all the issued and outstanding capital stock of Gold Promise.  The number of our shares issued to the shareholders of Gold Promise was determined based on an arms-length negotiation. The issuance of our shares to the shareholders of Gold Promise was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On April 28, 2010, we issued 5,920,027 shares of our Common Stock to Joseph C. Passalaqua in consideration for Mr. Passalaqua retiring approximately $187,000 in liabilities of AG Volney immediately prior to the Share Exchange.  The issuance of our shares to Mr. Passalaqua was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

We issued securities in reliance upon Rule 506 of Regulation D of the Securities Act. These shareholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 987.5 shares of common stock upon the effectiveness of a planned 1-for-186 reverse split of our outstanding common stock.  Upon the Reverse Split, the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,875,001 shares of common stock, which will constitute 98.75% of the outstanding common stock of subsequent to the Reverse Split.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

As a result of the closing of the reverse acquisition with Gold Promise, immediately after the Share Exchange the former shareholders of Gold Promise owned 0% of the total outstanding shares of our common stock, 100% of the total outstanding shares of our Series A Preferred Stock, and 98.75% of the total voting power of all our outstanding voting securities.

Immediately prior to the Share Exchange, the common stock of Gold Promise was owned by the following persons in the indicated percentages: Crowning Elite Limited (a BVI company) (66.44%); Meng Li (9.62%); Yonghe Guo (5.01%); Shaochen Hu (5.01%); William H. Luckman (6.96%); and Joseph J. Meuse (6.96%).  Xi Chen, a Canadian passport holder, owns 100% of the capital stock of Crowning Elite Limited.  Hongzhong Li, our Chief Executive Officer and the majority shareholder and chairman of Buddha, is also the sole director of Crowning Elite Limited.

Hongzhong Li has entered into a call option agreement (the “Call Option Agreement”) with Xi Chen, a Canadian passport holder and the sole shareholder of Crowning Elite Limited, our principal shareholder after the reverse acquisition.  Under the Call Option Agreement, Mr. Li has the right to acquire up to 100% or the shares of Crowning Elite Limited for fixed consideration, with such option vesting over three years.  The Call Option Agreement also provides that Mr. Chen shall not dispose any of the shares of Crowning Elite Limited without Mr. Li’s consent.

Hongzhong Li has also entered into an entrustment agreement (“Entrustment Agreement”) with Xi Chen, the sole owner of Crowning Elite Limited, under which Mr. Li is authorized to exercise all shareholders’ and voting rights with respect to Crowning Elite Limited in accordance with its Memorandum and Articles of Association and the parameters of BVI law.  In addition, pursuant to the Entrustment Agreement, the Mr. Li has the right to operate and manage, and designate and appoint all of the directors and senior officers of, Crowning Elite Limited, and Xi Chen has agreed to waive all the voting and related rights associated with his shareholdings in Crowning Elite Limited and to procure the consent of Mr. Li before taking certain actions which would affect Mr. Li’s interest under the Entrustment Agreement.

As a result of his control of Crowning Elite Limited, Hongzhong Li, our Chief Executive Officer, may be considered the beneficial owner of a majority of the capital stock and voting power of AG Volney, as well as Buddha.

Immediately following closing of the reverse acquisition of Gold Promise, the shareholders of Gold Promise transferred 128 of the 10,000 shares of Series A Preferred Stock issued to them in the Share Exchange to certain persons who provided services to Gold Promise and its subsidiary and controlled affiliate.

Upon the closing of the reverse acquisition, David F. Stever, our President, CEO, CFO and a director, and Samantha M. Ford, our Secretary and a director, each submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their positions as our directors that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on April 28, 2010, increased the size of our board of directors to three directors and appointed Hongzhong Li, Zhenqi Chen and Xianmin Meng to fill the vacancies created by such resignations and increase in the size of the board, which appointments will become effective upon the effectiveness of the resignations of David F. Stever and Samantha M. Ford on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by Buddha’s executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Gold Promise, we now own all of the issued and outstanding capital stock of Gold Promise, which in turn owns all of the issued and outstanding capital stock of Hebei Consulting.  In addition, we effectively and substantially control Buddha through a series of captive agreements with Hebei Consulting.  Buddha is principally engaged in the production of cold-rolled steel products in the PRC.

FINANCIAL INFORMATION

Filed herewith are the following financial statements:

1.  Audited financial statements of Buddha for the fiscal years ended December 31, 2009 and 2008.

2.  Audited financial statements of A.G. Volney Center, Inc. (A Development Stage Company) for the fiscal years ended December 31, 2009 and 2008.

3.  Unaudited pro forma condensed consolidated financial information of A.G. Volney Center, Inc. and its subsidiaries for the requisite periods.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD

FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd.

We have audited the accompanying balance sheets of Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd. as of December 31, 2009 and 2008, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2009.  Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Friedman LLP

Marlton, New Jersey

April 6, 2010

Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd.
Balance Sheets

	As of December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$7,609,826	$2,232,473
Restricted cash	17,182,807	29,043,582
Accounts receivable	7,704,160	757,625
Other receivables	314,835	365,362
Prepaid expenses	88,781	202,301
Inventory	20,386,511	103,754,750
Due from shareholders	358,774	886,676
Advances to suppliers	35,760,307	23,836,795
Value added tax recoverable	322,754	17,005,754
Total current assets	89,728,755	178,085,318

Property, plant and equipment
Property, plant and equipment, net	33,869,949	37,520,342
Construction-in-progress	657,877	494,285
Total property, plant and equipment	34,527,826	38,014,627

Other assets
Intangible assets, net	1,122,949	1,149,768
Long-term investments	219,716	219,860
Total other assets	1,342,665	1,369,628
Total assets	$125,599,246	$217,469,573

Liabilities and shareholders' equity

Current liabilities
Bank notes payable	$29,580,781	$38,021,253
Short-term debts	28,270,104	19,347,746
Accounts payable	11,360,335	6,823,496
Advances from customers	39,152,737	146,273,280
Taxes payable	1,455,116	187
Other payables	475,266	365,375
Due to related parties	131,830	1,587,234
Total current liabilities	110,426,169	212,418,571

Long-term debt	-	1,685,599

Shareholders' equity
Paid-in capital	6,040,398	6,040,398
Additional paid-in capital	16,280,130	16,280,130
Accumulated other comprehensive loss	(2,516,801)	(2,521,671)
Accumulated deficits	(4,630,650)	(16,433,454)
Total shareholders' equity	15,173,077	3,365,403
Total liabilities and shareholders' equity	$125,599,246	$217,469,573

The accompanying notes are an integral part of these financial statements

Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd.
Statements of Income

	For the Years Ended December 31,
	2009	2008

Revenue	$275,779,038	$185,810,277

Cost of goods sold
Depreciation	4,018,384	2,190,747
Cost of sales	255,383,515	172,505,368

Total cost of goods sold	259,401,899	174,696,115

Gross profit	16,377,139	11,114,162

Operating expenses
Selling expenses	1,211,272	1,232,176
General and administrative expenses	1,357,014	1,402,207
Depreciation	125,837	125,920

Total operating expenses	2,694,123	2,760,303

Income from operations	13,683,016	8,353,859

Other income (expenses)
Other income	327,620	439,544
Other expenses	(174,976)	(157,472)
Interest expenses	(1,974,300)	(2,167,062)

Total other income (expenses)	(1,821,656)	(1,884,990)

Net income before income tax	11,861,360	6,468,869

Provision for income tax	(58,556)	(144,891)

Net income	$11,802,804	$6,323,978

Other comprehensive income (loss)
Foreign currency translation gain (loss)	4,870	(1,114,220)

Comprehensive income	$11,807,674	$5,209,759

Basic and diluted income per common share
Basic	$1.95	$1.05
Diluted	$1.95	$1.05

Weighted average number of common shares outstanding
Basic	6,040,398	6,040,398
Diluted	6,040,398	6,040,398

The accompanying notes are an integral part of these financial statements

Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd.
Statements of Shareholders' Equity

		Additional	Accumulated Other	Retained
	Paid-in Capital	Paid-in Capital	Comprehensive loss	Earnings	Total

Balance at December 31,2007	$6,040,398	$59,007	$(1,407,451)	$(22,757,432)	$(18,065,478)

Additional capital contributed		16,221,123			16,221,123
Net income of the year				6,323,978	6,323,978
Foreign currency translation loss			(1,114,220)		(1,114,220)

Balance at December 31, 2008	6,040,398	16,280,130	(2,521,671)	(16,433,454)	3,365,403

Net income for the year				11,802,804	11,802,804
Foreign currency translation gain			4,870		4,870

Balance at December 31, 2009	$6,040,398	$16,280,130	$(2,516,801)	$(4,630,650)	$15,173,077

The accompanying notes are an integral part of these financial statements

Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd.
Statements of Cash Flows

	For the Years Ended December 31,
	2009	2008

Cash flow from operating activities
Net income	$11,802,804	$6,323,978
Adjustments to reconcile net income to net cash provided by (used
in) operating activities
Depreciation - cost of goods sold	4,018,384	2,190,747
Depreciation - operating expenses	125,837	125,920
Amortization of land use right	26,045	25,606
Net changes in assets and liabilities
Accounts receivable	(6,942,865)	226,415
Other receivables	79,241	(64,543)
Prepaid expenses	113,318	(145,707)
Inventories	83,249,853	(42,292,089)
Advances to suppliers	(11,932,058)	(9,564,683)
Value added tax recoverable	16,661,784	(8,662,934)
Accounts payable	4,538,611	(10,896,696)
Advances from customers	(106,959,891)	72,007,675
Taxes payable	1,454,056	(286)
Other payables	110,066	11,674

Net cash provided by (used in) operating activities	(3,654,815)	9,285,077

Cash flows from investing activities
Purchase of fixed assets and addition of construction-in-progress	(684,555)	(4,285,305)
Lending to officers	(28,985)	-

Net cash used in investing activities	(713,540)	(4,285,305)

Cash flow from financing activities
Restricted cash	11,860,775	(11,303,164)
Repayments of related party loans	(926,484)	(1,031,915)
Proceeds from short-term debts	8,929,748	-
Repayment of short-term debts	-	(5,631,305)
Repayment of long-term debts	(1,683,477)	(863,521)
Proceeds from bank notes payable	-	13,139,905
Repayment of bank notes payable	(8,410,359)	-

Net cash provided by (used in) financing activities	9,770,203	(5,690,001)

Effect of exchange rate changes on cash	(24,495)	1,520,325

Net increase in cash and cash equivalent	5,377,353	830,097

Cash and cash equivalents, beginning of year	2,232,473	1,402,376

Cash and cash equivalents, end of year	$7,609,826	$2,232,473

Supplemental disclosure of cash flow information
Interest paid	$1,797,356	$2,168,018
Income taxes paid	$58,556	$144,891

Supplemental disclosure of non-cash transactions
Capital contributed by shareholders in form of fixed assets	$-	$(15,946,347)

The accompanying notes are an integral part of these financial statements

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.	Basis of Presentation and Organization

Dachang Hui Autonomous County Baosheng Steel Products Co., Ltd. (“the Company”) was registered on September 9, 1999 in Dachang County, Hebei Province, the People’s Republic of China (“PRC”).  The Company has registered capital of $6,040,398 and is primarily engaged in the business of manufacturing, marketing and sales of high precision, ultra thin cold-rolled steel products.

The financial statements have been prepared in order to present the financial position and results of operations in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in the U.S. Dollars.

2.	Summary of Significant Accounting Policies

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents.  The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their fair value.

Accounts Receivables and Other Receivables

Accounts receivable consists of balances due from customers for the sale of the Company’s steel products. Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts.

The Company performs periodical reviews as to whether the carrying values of accounts have become impaired.  The assets are considered to be impaired if the collectability of the balances become doubtful, accordingly, the management estimates the valuation allowance for anticipated uncollectible receivable balances. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. The management of the Company determined that no allowance for doubtful accounts was necessary for the years ended December 31, 2009 and 2008 since all accounts receivables and other receivables are considered fully collectible.

Long-term Investment

Long-term investments are accounted for using the cost method and are evaluated annually for any impairment in value.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies (Continued)

Inventory

Inventory is stated at the lower of cost or market.  Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

The cost of inventory comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventory to their present location and condition.  The costs of conversion of inventory include fixed and variable production overheads, taking into account the stage of completion.

Advances to Suppliers

In order to insure a steady supply of raw materials, the Company is required from time to time to make cash advances when placing its purchase orders. The management determined that no reserve was necessary for advance to suppliers for the years ended December 31, 2009 and 2008.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation.  The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use.

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets and assumes a 10% salvage value at the end of the assets useful life.  The estimated useful lives for significant property and equipment are as follows:

Buildings	20 years
Machineries	10 years
Office equipment	5 years
Motor vehicles	5 years

Repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred.  In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Property, plant and equipment are evaluated annually for any impairment in value.  Where the recoverable amount of any property and equipment is determined to have declined below its carrying amount, the carrying amount is reduced to reflect the decline in value.  There were no property and equipment impairments recognized during the years ended December 31, 2009 and 2008.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies (Continued)

Construction-in-Progress

Represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

Advances from Customers

Advance from customers consist of amounts received from customers relating to the sales of the Company’s steel products.  The Company recognizes these funds as a current liability until the revenue can be recognized.

Revenue Recognition

The Company recognizes revenues under the FAS Codification Topic 605 (“ASC 605”). Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of delivery for sales when risk of loss and title passes to the customer.  Revenue is reported net of all value added taxes.  Other income is recognized when it is earned.

Cost of sales

Costs of sales include costs of the products sold, inbound freight costs, cost of direct labor and overhead. Write-down of inventory to lower of cost or market is also recorded in cost of sales.

Foreign Currency Translation

The Company’s financial information is presented in US dollars. The functional currency of the Company is Renminbi (“RMB”), the currency of the PRC. Transactions at the Company which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than that RMB are included in statements of operations as exchange gains. The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity.
	December 31,
	2009	2008
RMB: US$ exchange rate	6.8270	6.8225
Average RMB: US$ exchange rate	6.8311	6.9483

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.  Summary of Significant Accounting Policies (Continued)

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation

Income Taxes

The Company accounts for income tax under the provisions of Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) No.740 "Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities.  Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company had no deferred tax as of December 31, 2009 and 2008.

Value added tax

The Provisional Regulations of the People’s Republic of China Concerning Value Added Tax (“VAT”) promulgated by the State Council came into effect on January 1, 1994.  Under these regulations and the Implementing Rules of the Provisional Regulations of the People’s Republic of China Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year. Certain offshore and overseas sales are not subject to VAT tax.

As of December 31, 2009 and 2008, the Company’s VAT recoverable amounted to US$322,754 and $17,005,754, respectively.

Fair Value of Financial Instruments

Fair value of financial instruments is the amount at which the financial instruments could be exchanged for in a current transaction between willing parties. The carrying amounts of certain financial instruments, including cash, accounts receivable, other receivables, accounts payable, accrued expenses, and other payables approximate their fair values as at December 31, 2009 and 2008 because of the relatively short-term maturity of these instruments.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies (Continued)

Impairment of Long-lived Assets

Long-lived assets, which include property, plant and equipment, intangible assets and long-term investments, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets.   If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Comprehensive income

Statement of Financial Accounting Standards ("FAS") No. 130, “Reporting Comprehensive Income”, which was subsequently codified within ASC 220, “Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income (loss) arose from the changes in foreign currency exchange rates.

Statement of Cash Flows

In accordance with SFAS 95, "Statement of Cash Flows," which was subsequently codified within ASC 230, “Statement of Cash Flows”, cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Commitments and Contingencies

In the normal course of business, the company is subject to contingencies, including legal proceedings and claims arising out of the normal course of businesses that relate to a wide range of matters, including among others, product liability. The company records accruals for such contingencies based upon the assessment of the probability of occurrence and where determinable, and estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter. As management has not become aware of any product liability claims arising from any incident over the years, the company has not recognized a liability for product liability claims

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies (Continued)

Shipping costs

Shipping costs are expensed as incurred. Shipping costs were included in selling expenses and amounted to $391,347 and $331,695 for the years ended December 31, 2009 and 2008, respectively.

Advertising

Advertising is expensed as incurred and is included in selling expenses. There was no advertising expense for the years ended December 31, 2009 and 2008.

Subsequent Events

The Company has evaluated subsequent events that have occurred through the date of this financial statement issuance.

Earnings per Share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no such additional common shares available for dilution purposes for years ended December 31, 2009 and 2008.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Segments

The Company operates in only one segment and in only one geographic region, which is the PRC, thereafter segment disclosure is not presented.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies (Continued)

Risks of Losses

The Company is potentially exposed to risks of losses that may result from business interruptions, injury to others (including employees) and damage to property.  These losses may be uninsured, especially due to the fact that the Company’s operations are in China, where business insurance is not readily available.  If: (i) information is available before the Company’s financial statements are issued or are available to be issued indicates that such loss is probable and (ii) the amount of the loss can be reasonably estimated, an estimated loss will be accrued by a charge to income.  If such loss is probable but the amount of loss cannot be reasonably estimated, the loss shall be charged to the income of the period in which the loss can be reasonably estimated and shall not be charged retroactively to an earlier period.  As of December 31, 2009 and 2008, the Company has not experienced any uninsured losses from injury to others or other losses.

Recent Accounting Pronouncements

In April 2009, the FASB updated the accounting standards to provide guidance on estimating the fair value of a financial asset or liability when the trade volume and level of activity for the asset or liability have significantly decreased relative to historical levels. The standard requires entities to disclose the inputs and valuation techniques used to measure fair value and any changes in valuation inputs or techniques. In addition, debt and equity securities as defined by GAAP shall be disclosed by major category. This standard is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and is to be applied prospectively. The adoption did not have a material effect on the Company's results of operations and financial condition.

In May 2009, the FASB issued guidance related to subsequent events under ASC 855-10, Subsequent Events. This guidance sets forth the period after the balance sheet date during which management or a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued. This guidance is effective for interim and annual periods ending after June 15, 2009. We have included the required disclosures in our consolidated condensed financial statements.

In June 2009, the FASB issued an amendment to ASC 810-10, Consolidation. This guidance amends ASC 810-10-15 to replace the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a VIE with a primarily qualitative approach focused on identifying which enterprise has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance. It also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE and requires additional disclosures about an enterprise’s involvement in VIEs. This guidance is effective as of the beginning of the reporting entity’s first annual reporting period that begins after November 15, 2009 and earlier adoption is not permitted. We are currently evaluating the potential impact, if any, of the adoption of this guidance will have on our consolidated condensed financial statements.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies (Continued)

In June 2009, the FASB issued Accounting Standards Update No. 2009-01 which amends ASC 105, Generally Accepted Accounting Principles. This guidance states that the ASC will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Once effective, the Codification’s content will carry the same level of authority. Thus, the U.S. GAAP hierarchy will be modified to include only two levels of U.S. GAAP: authoritative and non-authoritative. This is effective for financial statements issued for interim and annual periods ending after September 15, 2009. We adopted ASC 105 as of September 30, 2009 and thus have incorporated the new Codification citations in place of the corresponding references to legacy accounting pronouncements.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, Measuring Liabilities at Fair Value, which amends ASC 820, Fair Value Measurements and Disclosures. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure the fair value using one or more of the following techniques: a valuation technique that uses the quoted price of the identical liability or similar liabilities when traded as an asset, which would be considered a Level 1 input, or another valuation technique that is consistent with ASC 820. This Update is effective for the first reporting period (including interim periods) beginning after issuance. Thus, we adopted this guidance as of September 30, 2009, which did not have a material impact on our consolidated condensed financial statements.

In September 2009, the Financial Accounting Standards Board (FASB) amended existing authoritative guidance to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. The amended guidance is effective for fiscal annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is currently assessing the impact, if any, of adoption may have on its financial statements or disclosures.

3.	Restricted Cash

As of December 31, 2009 and 2008, the Company has restricted cash of $17,182,807 and $29,043,582, respectively. These restricted cash was required by the lenders to maintain a minimum 50% - 100% of the balance of the acceptance notes (see Note 11) as collateral to ensure future credit availability.  The Company earns interest at a variable rate per month on these restricted cash.

4.	Concentrations of Business and Credit Risk

The Company provides credit sales in the normal course of business.  The Company performs ongoing credit evaluations of its customers and clients and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers and clients, historical trends, and other information.  Accounts receivable totaled $7,704,160 and $757,625 and other receivables were $314,835 and $365,362 as of December 31, 2009 and 2008, respectively.  There are no allowances recorded by the Company as all receivables are considered fully collectible.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

5.	Inventory

As of December 31, 2009 and 2008, inventory consisted of the following:

	December 31,
	2009	2008
Raw materials	$10,275,786	$56,335,115

Work in progress	2,631,074	2,582,354

Finished goods	7,479,651	44,837,281

Total	$20,386,511	$103,754,750

6.	Property, Plant and Equipment

Property, plant and equipment, stated at cost less accumulated depreciation, consisted of the following:

	December 31,
	2009	2008
Plant and building	$4,352,992	$4,355,863
Machinery and equipment	41,203,594	40,722,478
Motor vehicles	120,940	114,776
Office equipment	164,497	157,751
Subtotal	45,842,023	45,350,868
Accumulated depreciation	(11,972,074)	(7,830,526)
Construction in progress	657,877	494,285
Total	$34,527,826	$38,014,627

Depreciation expense for the years ended December 31, 2009 and 2008 were $4,144,221 and $2,316,667, respectively.

7.	Advances to Suppliers

As a normal practice of doing business in China, the Company is frequently required to make advance payments to suppliers for purchases of raw materials. Such advance payments are interest free. The balances of advances to suppliers were $35,760,307 and $23,836,795 as of December 31, 2009 and 2008, respectively.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

8.	Long-term Investment

The balance of long-term investment represents the Company’s equity investment in Dachang Xiadian Rural Credit Cooperative (“DRCC”). The Company holds 3.75% of the total interest of DRCC. The purpose of the investment is to facilitate the Company’s financing for working capital needs. Long-term investments are accounted for using the cost method. The management determined that no impairment was needed for the years ended December 31, 2009 and 2008.

9.	Intangible Assets

Intangible asset consists of land use rights only. All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. Instead, the government grants the user a “Land use right” (the “Right”) to use the land. The Company acquired three Rights during the period from year 2000 to 2003 for the aggregate amount of RMB8,895,838 (currently US$1,303,038). The Company has the right to use these lands for 50 years and amortizes the Right on a straight-line basis over 50 years.

The land use rights at December 31, 2009 and 2008 were as follows:

	December 31,
	2009	2008
Cost	$1,303,038	$1,303,898
Less: Accumulated amortization	(180,089)	(154,130)

Total	$1,122,949	$1,149,768

The amortization expense for the years ended December 31, 2009 and 2008 was $26,035 and $25,606, respectively.

10.	Bank Notes Payable

The balance of bank notes payable represents the outstanding and used notes that are guaranteed to be paid by the banks and usually for a short-term period of six months. For the years ended December 31, 2009 and 2008, the unused and available borrowings under bank notes facilities were $1,183,830 and $-0-, respectively.  In addition, the Company is required to maintain cash deposits at a minimum 50% to 100% of the total balance of the bank acceptance notes with the banks in order to ensure future credit availability.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

11.	Short-term Debts

In order to provide working capital for operations, the company entered into the following short- term loan agreements as of December 31, 2009 and 2008.

	December 31,
Lenders	2009	2008

Xiadian City Rural Credit Cooperative	$2,636,590	$4,397,215

Agricultural Bank of China, Dachang Branch	15,819,540	14,071,088

Huaxia Bank, Shijiazhuang Branch	7,323,861	-

Shenzhen Zengshun Import and Export Co., Ltd.	2,490,113	-

China Development Bank, Hebei Branch	-	879,443
Total Short-term Debts	$28,270,104	$19,347,746

The loans from the Xiadian City Rural Credit Cooperative are loans with fixed terms of twelve months or less. The interest was at fixed rate per annum 8.496% for 2009, but varied from 7.44% to 7.47% per annum for 2008.

The loans from the Agricultural Bank, Dachang Branch are loans with fixed terms of twelve months or less. The interest was at fixed rate per annum 5.842% for 2009, and varied from 7.668% to 9.711% per annum for 2008.

The above loans are secured by the Company’s land use right and building with the total estimated value of $30,996,821.

The loans borrowed from Shenzhen Zengshun Import and Export Co., Ltd., an unrelated company, has no fixed repayment terms. This loan is unsecured, interest-fee and due upon demand.

The loan from the Huaxia Bank, Shijiazhuang Branch has a one year term, maturing on April 29, 2010. The loan bears an annual fixed interest of 5.841%. This loan is secured by the Company’s production line with the total value of $22,484,254

The loan from China Development Bank Branch represents the current portion of a long-term loan the company borrowed in 2006 (see Note 12).

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

12.	Long-Term Debts

The balance of long-term debt represents the non-current portion of a loan from China Development Bank. The loan term is from May 15, 2006 to May 14, 2011 with a fixed interest rate of 6.732% per annum for the first year, adjustable annually based on prevailing lending rate of the People’s Bank of China plus 10% afterwards. The loan was guaranteed by an unrelated party and was repaid in full in November 2009.

13.	Advances from Customers

Advances from customers represent advance cash receipts from new customers and for which goods have not been delivered as of the balance sheets dates.  Advances from customers for goods to be delivered in the subsequent year are carried forward.  As of December 31, 2009 and 2008, there were advances from customers of $39,152,737 and $146,273,280, respectively.

14.	Related Party Transactions

As of December 31, 2009 and 2008, the balance of due from related parties is as follows:

	December 31,
	2009	2008
Xianmin Meng	$171,208	$171,320
Hongzhong Li	187,566	715,356

Total	$358,774	$886,676

Mr. Hongzhong Li is the Chairman and the 96% shareholder of the Company and the husband of Xianmin Meng. And Xianmin holds the rest 4% of the Company.

As of December 31, 2009 and 2008, the balance of due to related parties represents the loan borrowed from Hebei Buddha Engineering Technology Co., Ltd., an affiliated company also owned by Hongzhong Li.

The balances with the related parties have no fixed repayment terms. These balances are unsecured, interest-fee and due upon demand.

DACHANG HUI AUTONOMOUS COUNTY BAOSHENG STEEL PRODUCTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

15.	Income Tax

The Company did not generate any taxable income outside of the PRC for the years ended December 31, 2009 and 2008. The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a new statutory rate of 25% and were, until January 2008, subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax) on income reported in the statutory financial statements after appropriate tax adjustments.

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the New CIT Law), which is effective from January 1, 2008. Under the new law, the corporate income tax rate applicable to all Companies, including both domestic and foreign-invested companies, will be 25%, replacing the current applicable tax rate of 33%.  However, pending the detailed implementation rulings from the tax authorities, we believe that some of the tax concession granted to eligible companies prior to the new CIT laws will be grand fathered.

As approved by the local tax authority of Dachang County, the Company’s CIT was assessed annually at a pre-determined fixed rate as an incentive to stimulate local economy and encourage entrepreneurship. For the years ended December 31, 2009 and 2008, the Company’s assessed income taxes were $58,556 and $144,891, respectively.

Although the possibility exists for reinterpretation of the application of the tax regulations by higher tax authorities in the PRC, potentially overturning the decision made by the local tax authority, the Company has not experienced any reevaluation of the income taxes for prior years. Management believes that the possibility of any reevaluation of income taxes is remote based on the fact that the Company has obtained the written tax clearance from the local tax authority. Thus, no additional taxes payable has been recorded for the difference between the taxes due based on taxable income calculated according to statutory taxable income method and the taxes due based on the fixed rate method. It is the Company’s policy that if such reevaluation of income taxes becomes probable and the amount of additional taxes due can be reasonably estimated, additional taxes shall be recorded in which period the amount can be reasonably estimated and shall not be charged retroactively to an earlier period.

16.	Shareholders’ Equity

The Company was incorporated under the laws of the PRC in September 1999 with a total registered capital of $6,040,398. The capital was fully paid in as of August 30, 2004 from two shareholders of the Company.

The industry practice in the PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. For the purpose of financial reporting, the Company elected to designate one (1) share of common stock for each US$ contributed. Accordingly, there were 6,040,398 shares of common stock issued and outstanding for the years ended December 31, 2009 and 2008.

In September 2008, the Board of Directors of the Company approved the shareholders’ capital contribution in form of fixed assets to expand the Company’s production capacity. The total amount of the capital contribution was $15,946,347 and was recorded in additional paid-in capital.

A .G. VOLNEY CENTER, INC.
(A Development Stage Company)

-:-

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' REPORT

DECEMBER 31, 2009

CONTENTS

ROBISON, HILL & CO.	Certified Public Accountants
A PROFESSIONAL CORPORATION
BRENT M. DAVIES, CPA
DAVID O. SEAL, CPA
W. DALE WESTENSKOW, CPA
BARRY D. LOVELESS, CPA
STEPHEN M. HALLEY, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of A.G. Volney Center, Inc.

We have audited the accompanying balance sheets of A.G. Volney Center, Inc. (a development stage company) as of December 31, 2009 and 2008, and the related statements of income, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2009. A.G. Volney Center, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A.G. Volney Center, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred net losses of approximately $117,000, has a liquidity problem and has minimal revenues, which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ ROBISON, HILL & CO.
Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, UT
February 25, 2010

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash	$23	$829
Accounts Receivable	3,063	6,433
Inventory (at lower of FIFO cost or market)	-	1,000

Total Current Assets	3,086	8,262

TOTAL ASSETS	$3,086	$8,262

LIABILITIES & EQUITY
Current Liabilities:
Accounts Payable	$17,956	$42,217
Related Party Payable	6,700	4,431
Sales Tax Payable	92	55
Shareholder Loans	35,722	19,493
Interest Payable	6,387	1,757

Total Current Liabilities	66,857	67,953

Total Liabilities	66,857	67,953

Stockholders' Equity
Preferred Stock- $.001 par value; 10,000,000 shares authorized; 0 shares outstanding as of December 31, 2009 and December 31, 2008	-	-
Common Stock- $.001 par value; 100,000,000 shares authorized; 17,330,000 shares outstanding as of December 31, 2009 and December 31, 2008	17,330	17,330
Additional Paid-In Capital	36,270	36,270
Deficit Accumulated During the Development Stage	(117,371)	(113,291)

Total Stockholders' Equity	(63,771)	(59,691)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,086	$8,262

The accompanying notes are an integral part of these financial statements

A.G. Volney Center, Inc.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

			Cumulative Since
	For the Year Ended		March 6,
	December 31,		1997
	2009	2008	(Inception)
Revenues:
Sales Revenue	$2,602	$24,624	$64,598
Related Party Sales Revenue	465	104	816
Less: Cost of Goods Sold	(1,000)	(21,150)	(54,353)
Gross Profit	2,067	3,578	11,061

Expenses:
General and Administrative	613	2,125	3,978
Accounting Fees	16,648	14,600	53,048
Related Party Accounting Fees	3,463	4,431	13,763
Legal Fees	7,395	18,000	60,395
Organizational Costs	-	700	14,280
Outside Services	3,338	159	4,531
Total Expenses	31,457	40,015	149,995

Operating Income (Loss)	(29,390)	(36,437)	(138,934)

Other (Income) Expense
Extinguishment of Liabilities	30,000	-	30,000
Interest, Net	(4,630)	(2,430)	(7,209)
Total Other Income (Expense)	25,370	(2,430)	22,791

Net Loss Before Taxes	(4,020)	(38,867)	(116,143)

Franchise Tax	(60)	(200)	(1,228)

Net Income (Loss)	$(4,080)	$(39,067)	$(117,371)

Basic & Diluted Loss per Share	$(0.00)	$(0.00)

Weighted Average Shares
Outstanding	17,300,000	16,435,479

The accompanying notes are an integral part of these financial statements

A. G. VOLNEY CENTER, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

				Deficit
				Accumulated
				Since	Total
	Common			March 6,	Stockholders'
	Stock		Paid in	1997	Equity
	Shares	Par Value	Capital	(Inception)	Deficiency
Balance at March 6, 1997 (Inception)	1,210	$12,100	$-	$-	$12,100
Net Loss	-	-	-	(12,100)	(12,100)
Balance at December 31, 1997	1,210	12,100	-	(12,100)	-

Balance at December 31, 2002
as originally reported	1,210	12,100	-	(12,100)	-
July 29, 2003 10,000:1 Forward Stock Split	12,098,790	-	-	-	-
Restated Balance at December 31, 2002	12,100,000	12,100	-	(12,100)	-
Stock issued for Services July 31, 2003	1,200,000	1,200	-	-	1,200
Net Loss	-	-	-	(1,200)	(1,200)
Balance at December 31, 2003	13,300,000	13,300	-	(13,300)	-

Stock issued for Cash, February 26, 2004	100,000	100	900	-	1,000
Stock issued for Cash, March 02, 2004	500,000	500	4,500	-	5,000
Stock issued for Cash, March 12, 2004	100,000	100	900	-	1,000
Net Loss	-	-	-	(1,717)	(1,717)
Balance at December 31, 2004	14,000,000	14,000	6,300	(15,017)	5,283

Stock issued for Cash, October 23, 2005	100,000	100	900	-	1,000
Stock issued for Cash, October 31, 2005	100,000	100	900	-	1,000
Net Loss	-	-	-	(412)	(412)
Balance at December 31, 2005	14,200,000	14,200	8,100	(15,429)	6,871

Stock issued for Cash, February 13, 2006	100,000	100	900	-	1,000
Net Loss	-	-	-	(14,983)	(14,983)
Balance at December 31, 2006	14,300,000	14,300	9,000	(30,412)	(7,112)

Net Loss	-	-	-	(43,812)	(43,812)
Balance at December 31, 2007	14,300,000	14,300	9,000	(74,224)	(50,924)

Stock issued for Cash, April 11, 2008	1,030,000	1,030	9,270	-	10,300
Stock issued for Cash, April 22, 2008	1,000,000	1,000	9,000	-	10,000
Stock issued for Cash, April 23, 2008	500,000	500	4,500	-	5,000
Stock issued for Cash, April 24, 2008	500,000	500	4,500	-	5,000
Net Loss	-	-	-	(39,067)	(39,067)
Balance at December 31, 2008	17,330,000	17,330	36,270	(113,291)	(59,691)

Net Loss	-	-	-	(4,080)	(4,080)
Balance at December 31, 2009	17,330,000	$17,330	$36,270	$(117,371)	$(63,771)

The accompanying notes are an integral part of these financial statements

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

			Cumulative
			since
	For the Year Ended		March 6,
	December 31,		1997
	2009	2008	(Inception)
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	$(4,080)	$(39,067)	$(117,371)
Stock Issued for Organizational Costs	-	-	13,300
(Increase) Decrease in Accounts Receivable	3,370	8,679	(3,063)
(Increase) Decrease in Inventory	1,000	84	-
Increase (Decrease) in Accounts Payable	(24,261)	(9,784)	17,956
Increase (Decrease) in Related Party Payable	2,269	3,318	6,700
Increase (Decrease) in Sales Tax Payable	37	9	92
(Increase) Decrease in Accrued Interest	4,630	1,308	6,387
Net Cash Used in Operating Activities	(17,035)	(35,453)	(75,999)

CASH FLOWS FROM INVESTING
ACTIVITIES
Net Cash Provided by Investing Activities	-	-	-

CASH FLOWS FROM FINANCING
ACTIVITIES:
Common Stock Issued for Cash	-	30,300	40,300
Payment on Shareholder Loan	-	(22,950)	(22,950)
Proceeds from Shareholder Loan	16,229	27,993	58,672
Net Cash Provided by Financing Activities	16,229	35,343	76,022

Net (Decrease) Increase in
Cash and Cash Equivalents	(806)	(110)	23
Cash and Cash Equivalents
at Beginning of Period	829	939	-
Cash and Cash Equivalents
at End of Period	$23	$829	$23

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$1,121	$1,121
Franchise and Income Taxes	$60	$200	$1,228

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock Issued for Services	$-	$-	$13,300

The accompanying notes are an integral part of these financial statements

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for A.G. Volney Center, Inc. (a development stage company) is presented to assist in understanding the Company's financial statements.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations and Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern”, which assume that  A. G. Volney Center, Inc. (hereto referred to as the “Company”) will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern.”  The Company has incurred net losses of approximately $117,000 for the period from March 6, 1997 (inception) to December 31, 2009, has an accumulated deficit, has recurring losses, has minimal revenues and requires additional financing in order to finance its business activities on an ongoing basis.  The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding a merger candidate and the pursuit of business opportunities. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a “going concern”

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern”.  While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.  If the Company were unable to continue as a “going concern,” then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Organization and Basis of Presentation

The Company was incorporated under the laws of the State of Delaware on March 6, 1997 under the name Lottlink Technologies, Inc.  On July 29, 2003 the Articles of Incorporation were amended to change the Company’s name to A.G. Volney Center, Inc. The Company is to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business.  Since March 6, 1997, the Company is in the development stage, and has not commenced planned principal operations.  The Company has a December 31 year end.

Nature of Business

The Company was formed for the purpose of acquiring products from manufacturers (factory overruns) and retailers (overstocks) and marketing the lower priced merchandise to the retail public and wholesalers. It is anticipated that we can sell the products at a substantial discount below wholesale prices for similar products.

The Company’s principal executive offices are located at 124 Lincoln Ave. South Liverpool, NY  13088. Our telephone number is (315) 703-9012.

Cash and Cash Equivalents

 For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company generates revenues by selling products purchased at a discount. The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, "Revenue Recognition."  SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions.  The Company recognizes revenue when the earnings process is complete.  That is, when the arrangements of the goods are documented, the pricing becomes final and collectibility is reasonably assured. An allowance for bad debt is provided based on estimated losses. For revenue received in advance for goods, the Company records a current liability classified as either deferred revenue or customer deposits. As of the years ended December 31, 2009 and 2008, there was no deferred revenue.

Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2009 and 2008, the Company has determined an allowance for doubtful accounts is not necessary.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.  The Company had cash and cash equivalents of $23 and $829 as of December 31, 2009 and 2008 all of which was fully covered by federal depository insurance.

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost or market, with cost determined on a first-in, first-out basis and market based upon the replacement cost or realizable value.  Inventories consisted of the following amounts.

	December 31,
	2009	2008

Candles	$0	$1,000

Total	$0	$1,000

Loss per Share

Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders’ by the weighted average number of common shares outstanding during the years.  There were no common equivalent shares outstanding at December 31, 2009 and 2008.

Major Supplier

During the year ended December 31, 2009 the company did not make any purchases.  During the year ended December 31, 2008 one supplier, Seven Oceans Enterprises, Inc. accounted for 100% of the inventory purchased.  The loss of this supplier would adversely impact the business of the Company.

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Major Customers

During the year ended December 31, 2009, one major customer accounted for 85% of the Company’s revenues.  The Company had revenues of $2,602 from Fountain Treats.  The total revenues for December 31, 2009 were $3,067.

Financial Instruments

The Company’s financial assets and liabilities consist of cash, accounts receivable, and accounts payable. Except as otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the short-term maturities of these instruments.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No.109, “Accounting for Income Taxes.”  SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Reclassification

Certain reclassifications have been made in the 2008 financial statements to conform to the December 31, 2009 presentation.

Recent Accounting Standards

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2009-13 (ASU 2009-13), which provided an update to ASC 605.  ASU 2009-13 addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting in multiple-deliverable arrangements. The amendments in this update will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact that this update will have on its Financial Statements.

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Standards (Continued)

In June 2009, the FASB created the Accounting Standards Codification, which is codified as ASC 105.  ASC 105 establishes the codification as the single official non-governmental source of authoritative accounting principles (other than guidance issued by the SEC) and supersedes and effectively replaces previously issued GAAP hierarchy framework.  All other literature that is not part of the codification will be considered non-authoritative.  The codification is effective for interim and annual periods ending on or after September 15, 2009.  The Company has applied the codification, as required, beginning with the 2009 Form 10-K.  The adoption of the codification did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB updated ASC 855, which established principles and requirements for subsequent events.  This guidance details the period after the balance sheet date which the Company should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which the Company should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events.  ASC 855 is effective for interim and annual periods ending after June 15, 2009.  The implementation of ASC 855 did not have a material effect on the Company’s financial statements.  The Company adopted ASC 855, and has evaluated all subsequent events through February 25, 2010.

In April 2009, the FASB updated ASC 820 to provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have decreased significantly.  ASC 820 also provides guidance on identifying circumstances that indicate a transaction is not orderly. The implementation of ASC 820 did not have a material effect on the Company’s financial statements.

In April 2009, the FASB updated ASC 825 regarding interim disclosures about fair value of financial instruments.  ASC 825 requires disclosures about fair value of financial instruments in interim reporting periods of publicly traded companies that were previously only required to be disclosed in annual financial statements. The implementation of ASC 825 did not have a material effect on the Company’s financial statements.

A. G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Standards (Continued)

In April 2009, the FASB updated ASC 320 for proper recognition and presentation of other-than-temporary impairments.  ASC 320 provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities.  The implementation of ASC 320 did not have a material effect on the Company’s consolidated financial statements.

NOTE 2 - INCOME TAXES

As of December 31, 2009, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $104,000 that may be offset against future taxable income through 2029.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused.  Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

	2009	2008
Net Operating Losses	$15,600	$15,000
Valuation Allowance	(15,600)	(15,000)
	$-	$-

The provision for income taxes differs from the amount computed using the federal US statutory income tax rate as follows:

	2009	2008
Provision (Benefit) at US Statutory Rate	$600	$5,861
Increase (Decrease) in Valuation Allowance	(600)	(5,861)
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations.  When circumstances change and causes a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 3 - DEVELOPMENT STAGE COMPANY

The Company has not begun principal operations and as is common with a development stage company, the Company will have recurring losses during its development stage.  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

NOTE 4 – UNCERTAIN TAX POSITIONS

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The adoption of the provisions of FIN 48 did not have a material impact on the company’s financial position and results of operations. At January 1, 2008, the company had no liability for unrecognized tax benefits and no accrual for the payment of related interest.

Interest costs related to unrecognized tax benefits are classified as “Interest expense, net” in the accompanying statements of operations. Penalties, if any, would be recognized as a component of “Selling, general and administrative expenses”. The Company recognized $0 of interest expense related to unrecognized tax benefits during 2008.  In many cases the company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities.

With few exceptions, the company is generally no longer subject to U.S. federal, state, local or non-U.S. income tax examinations by tax authorities for years before 2006. The following describes the open tax years, by major tax jurisdiction, as of January 1, 2009:

United States (a)	2006– Present

(a)	Includes federal as well as state or similar local jurisdictions, as applicable.

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 5 – EXTINGUISHMENT OF LIABILITIES

As of December 31, 2009, the Company negotiated a $30,000 reduction in accounts payable for legal services accrued in 2007.  This reduction has been recorded as a reduction to accounts payable on the accompanying balance sheet as of December 31, 2009 and as an extinguishment of liabilities on the accompanying statements of operations and cash flows for the year ended December 31, 2009.

NOTE 6 - COMMITMENTS

As of December 31, 2009, all activities of the Company have been conducted by corporate officers from either their homes or business offices.  Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 7 – RELATED PARTY TRANSACTIONS

As of December 31, 2009, Inna Sheveleva, shareholder of the Company and David Stever, President and shareholder of the Company, were customers of the Company accounting for 15% of the sales revenue for the period. As of December 31, 2009, the Company has a Related Party Accounts Receivable in the amount of $461 due from David Stever.

As of December 31, 2009, two major shareholders, Joseph C. Passalaqua and Mary Passalaqua, loaned the Company $35,722.  These loans are payable on demand and carry a simple interest rate of 18% per annum. In 2008, a partial repayment to Joseph C. Passalqua was made to both principle and interest. As of December 31, 2009 there was $6,387 of interest due on the notes.

As of December 31, 2009, the Company currently has a Related Party Accounts Payable in the amount of $6,700 due to Lyboldt-Daly, Inc. for Bookkeeping expenses.  Joseph Passalaqua (a major shareholder and an in-law to Stephanie Passalaqua officer of the Company) is President and Sole Director of Lyboldt-Daly, Inc.  Total bookkeeping services during the year ended December 31, 2009 were $3,463.

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 7 – RELATED PARTY TRANSACTIONS (Continued)

During 2003, the Company issued 400,000 shares to David F. Stever, President of the Company/ Director, for services rendered.

During 2003, the Company issued 400,000 shares to Samantha Ford, Secretary of the Company/ Director, for services rendered.

During 2003, the Company issued 400,000 shares to John J. Connolly, Director of the Company, for services rendered.

NOTE 8- COMMON STOCK TRANSACTIONS

On March 6, 1997, the Company issued 1,210 shares of no par common stock for services.  Shares were valued at $10 per share.

On April 7, 1997, the Board of Directors amended the Certificate of Incorporation by changing the total authorized stock to 25 million shares with a par value of $.001 per share. This Amendment was not filed or effective until July 29, 2003.

On July 29, 2003, the Board of Directors authorized a 10,000 for 1 forward stock split.

On July 31, 2003, the Company issued 1,200,000 shares to the Directors of the Company for services rendered. Shares were issued for $.001 per share

On February 26, 2004, the Company issued 100,000 shares of common stock for cash.  Shares were issued for $.01 per share

On March 02, 2004, the Company issued 500,000 shares of common stock for cash.  Shares were issued for $.01 per share

On March 12, 2004, the Company issued 100,000 shares of common stock for cash.  Shares were issued for $.01 per share

On October 23, 2005, the Company issued 100,000 shares of common stock for cash.  Shares were issued for $.01 per share.

On October 31, 2005, the Company issued 100,000 shares of common stock for cash.  Shares were issued for $.01 per share.

A.G. VOLNEY CENTER, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 8- COMMON STOCK TRANSACTIONS (Continued)

On February 13, 2006, the Company issued 100,000 shares of common stock for cash.  Shares were issued for $.01 per share.

On April 11, 2008, the Company issued 1,030,000 shares of common stock for cash.  Shares were issued for $.01 per share.

On April 22, 2008, the Company issued 1,000,000 shares of common stock for cash.  Shares were issued for $.01 per share.

On April 23, 2008, the Company issued 500,000 shares of common stock for cash.  Shares were issued for $.01 per share.

On April 24, 2008, the Company issued 500,000 shares of common stock for cash.  Shares were issued for $.01 per share.

NOTE 9 – SUBSEQUENT EVENTS

A. G. Volney Center, Inc. evaluated all events subsequent to December 31, 2009 through February 25, 2010 and concluded that there are no significant or material transactions to be reported for the period from January 1, 2010 to February 25, 2010.

A. G. VOLNEY CENTER, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLODATED

FINANCIAL STATEMENTS

DECEMBER 31, 2009

A. G. VOLNEY CENTER, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLODATED

FINANCIAL STATEMENTS

PAGE (S)

Introduction to Unaudited Pro Forma Condensed Consolidated Financial statements	1

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2009 (Unaudited)	2

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009 (Unaudited)	3

Notes to Condensed Consolidated Pro Forma Financial Statements (Unaudited)	4

A. G. VOLNEY CENTER, INC.
INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On April 28, 2010, A. G. Volney Center, Inc., a corporation formed under the laws of the State of Delaware (“AGVO” or the “Company”) and its majority shareholder, Mr. Joseph C. Passalaqua, entered into a Share Exchange Agreement with Gold Promise Group (Hong Kong) Co., Ltd. (“Gold Promise”), a company incorporated in Hong Kong, and its shareholders.

Pursuant to the Share Exchange Agreement, the shareholders of Gold Promise shall transfer and assign to the Company all of its issued and outstanding shares of the capital stock of Gold Promise, in exchange for 10,000 newly issued shares of the Company’s Series A Convertible Preferred stock, $0.001 par value, (the “Share Exchange”), representing, in the aggregate, 98.75% of our issued and outstanding common shares on an as-converted to common stock basis.  As a result of this Share Exchange, Gold Promise will become a wholly-owned subsidiary of the Company.

Subsequent to Closing of the Share Exchange, the new management of Volney will effect a 1-for-186 stock reverse split of our outstanding shares of common stock (the “Reverse Split”).  Immediately subsequent to the Reverse Split, the 10,000 newly issued Series A Convertible Preferred Stock shall automatically be converted into 9,875,001 shares of common stock (“Converted Common Shares”) in accordance with the Certificate of Designation of the Series A Convertible Preferred Stock.

In connection with the change of control contemplated by the Share Exchange, David Stever and Samantha Ford shall resign as director of the Company. And all present officers of the Company will be resigning from their positions at the closing of the reverse acquisition of Gold Promise.  Simultaneously, Mr. Hongzhong Li, Mr. Zhenqi Chen and Mrs. Xianmin Meng shall be appointed to the Board of Directors of the Company. Mr. Hongzhong Li will be appointed as the Company’s Chief Executive Officer and Chairman of the Board. And Mr. Zhenqi Chen will be appointed as the Company’s Chief Financial Officer.

The transaction will be accounted for as a reverse merger under the purchase method of accounting since there was a change of control. Accordingly, Gold Promise will be treated as the continuing entity for accounting purposes.

The accompanying unaudited pro forma condensed consolidated balance sheet has been presented with consolidated subsidiaries at December 31, 2009. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 has been presented as if the share exchange had occurred on January 1, 2009.  The unaudited pro forma condensed consolidated financial statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

1

A. G. VOLNEY CENTER, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF DECEMBER 31, 2009

		Gold Promise Group	Pro Forma		Pro Forma
	AGVO	(Hong Kong) Co., Ltd.	Adjustments		Combined Total
ASSETS

Current assets:
Cash & cash equivalents	$23	$24,792,633	(23	)a	$24,792,633
Accounts receivable, net of allowance for doubtful accounts	3,063	7,704,160	(3,063	)a	7,704,160
Other receivables, net of allowance for doubtful accounts	-	403,616			403,616
Inventories	-	20,386,511			20,386,511
Advance to vendors	-	35,760,307			35,760,307
Value added tax recoverable	-	322,754			322,754
Due from shareholders	-	358,774			358,774

Total current assets	3,086	89,728,755			89,728,755

Property, plant and equipment, net	-	34,527,826			34,527,826
					-
Other Asset	-	1,342,665			1,342,665

Total Assets	$3,086	$125,599,246			$125,599,246

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Bank notes payable	$-	$29,580,781			$29,580,781
Short-term loans	$-	28,270,104			28,270,104
Accounts payable	17,956	11,360,335	(17,956	)a	11,360,335
Advance from customers	-	39,152,737			39,152,737
Other payable and accured liabilities	6,387	475,266	(6,387	)a	475,266
Taxes payable	92	1,455,116	(92	)a	1,455,116
Due to related parties	42,422	131,830	(42,422	)a	131,830

Total current liabilities	66,857	110,426,169			110,426,169

Total Liabilities	66,857	110,426,169			110,426,169

Stockholders' equity
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 10,000 shares of Series A Convertible Preferred Stock issued and oustanding at December 31, 2009	-	-	10	b	10
Common Stock, $0.001 par value, 100,000,000 shares authorized, 23,250,027 shares issued and oustanding at December 31, 2009	17,330	1,290	4,630	a,b	23,250
Additional paid-in capital	36,270	22,319,238	(58,240	)a,b	22,297,268
Retained earnings (deficit)	(117,371)	(4,630,650)	117,371	a,b	(4,630,650)
Accumulated other comprehensive loss	-	(2,516,801)			(2,516,801)

Total stockholders' equity	(63,771)	15,173,077			15,173,077

Total Liabilities and Stockholders' Equity	$3,086	$125,599,246			$125,599,246

The accompanying notes are an integral part of these condensed consolidated financial statements

2

A. G. VOLNEY CENTER, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2009

		Gold Promise Group	Pro Forma		Pro Forma
	AGVO	(Hong Kong) Co., Ltd.	Adjustments		Combined Total

Revenues	$3,067	$275,779,038			$275,782,105

Cost of sales	1,000	259,401,899			259,402,899

Gross profit	2,067	16,377,139			16,379,206

Operating expenses
Selling and distribution expenses	-	1,211,272			1,211,272
General and administrative expenses	31,457	1,482,851	(31,457	)a	1,482,851
Total operating expenses	31,457	2,694,123			2,694,123

Operating income	(29,390)	13,683,016			13,685,083

Other income (expenses)
Interest expenses	(4,630)	(1,974,300)			(1,978,930)
Other income (expenses)	30,000	152,644			182,644
Total other income	25,370	(1,821,656)			(1,796,286)

Income before income taxes	(4,020)	11,861,360			11,888,797

Provision for income taxes	(60)	(58,556)			(58,616)

Net income	$(4,080)	$11,802,804			$11,830,181

Other comprehensive loss
Foreign currency translation adjustment	-	4,870			4,870

Comprehensive income	$(4,080)	$11,807,674			$11,835,051

Basic and diluted income per common share
Basic	$(0.000)	$1.955			$1.184
Diluted	$(0.000)	$1.955			$1.184

Weighted average common shares outstanding
Basic	17,300,000	6,040,398			10,000,000
Diluted	17,300,000	6,040,398			10,000,000

The accompanying notes are an integral part of these condensed consolidated financial statements

3

A. G. VOLNEY CENTER, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 to reflect the Share Exchange between AGVO and Gold Promise:

a.	To record the spin-off of the Shell Company’s (AGVO) assets and liabilities prior to the Share Exchange;

b.	These adjustments reflect the recapitalization as a result of the transactions related to the Share Exchange.

4

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

A.G. Volney Center, Inc.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That by unanimous written consent of the Board of Directors of A.G. Volney Center, Inc. (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Corporation’s Certificate of Incorporation, declaring said amendment to be advisable and requesting a majority of the stockholders of the Corporation to give their consent in writing thereto.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article First of the Certificate of Incorporation of the Corporation be amended and restated to read as follows:

The name of the corporation is “Buddha Steel, Inc.”

RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation be amended by adding the following paragraph at the end thereof:

“Effective as of the filing date of this Certificate of Amendment with the Secretary of State of the State of Delaware the outstanding shares of common stock of the Corporation shall be combined on the basis that 186 of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation (the “Reverse Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split.”

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, holders of a majority of the voting stock of said corporation gave their consent in writing to the preceding resolutions in lieu of meeting of stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.